CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of Registration
to be Registered	Registered	Unit	Price	Fee(1)
Common stock	200,000,000 shares	$7.335(2)	$1,467,000,000	$57,654
Preferred stock	10,446,300 shares	100%	$1,044,630,000	$41,054
Warrants	10,446,300 warrants	$100.0002(3)	$1,044,632,090	$41,055
Units(4)	10,466,300 units	(4)	(4)	$0(4)
Total			$3,556,262,088	$139,763

(1)	The filing fee of $139,763 is calculated in accordance with Rule 457(r) under the Securities Act of 1933. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Las Vegas Sands Corp.’s Registration Statement No. 333-155100 on Form S-3ASR.

(2)	Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Las Vegas Sands Corp.’s common stock reported by the New York Stock Exchange on November 7, 2008.

(3)	Pursuant to Rule 457(i) under the Securities Act, the proposed maximum offering price per unit reflects the exercise price per share of common stock underlying each warrant. Each warrant is exercisable for 16.6667 shares of common stock at an exercise price of $6.00 per share.

(4)	Each unit consists of one share of preferred stock registered hereunder and one warrant registered hereunder. The units are immediately separable and the preferred stock and warrants will be separately issued. No separate registration fee has been paid with regard to the units.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-155100

Prospectus Supplement
(To Prospectus Dated November 6, 2008)

          5,196,300 Shares of 10% Series A Cumulative Perpetual Preferred Stock
(Liquidation Preference $100 per Preferred Share)
and Warrants to Purchase 86,605,173 Shares of Common Stock

           181,818,182 Shares of Common Stock

We are offering 5,196,300 shares of our 10% Series A Cumulative Perpetual Preferred Stock and warrants to purchase up to approximately 86,605,173 shares of our common stock (and the shares of common stock issuable upon exercise of those warrants). Purchasers will receive one warrant to purchase 16.6667 shares of common stock at an exercise price of $6.00 per share for each share of preferred stock they purchase. Units consisting of one share of Series A Cumulative Perpetual Preferred Stock and one warrant will be purchased at a price of $100.00 per unit. Units will not be issued or certificated. The shares of Series A Cumulative Perpetual Preferred Stock and warrants are immediately separable and will be issued separately.

We are also offering, pursuant to this prospectus supplement and the accompanying prospectus, 181,818,182 shares of our common stock at a price of $5.50 per share.

Dividends on the Series A Cumulative Perpetual Preferred Stock will be payable quarterly in arrears only when and if declared by our Board of Directors, and may be deferred. Deferred dividends compound at a rate of 10% per annum. We may not redeem the Series A Cumulative Perpetual Preferred Stock prior to November 15, 2011. On or after that date, we may, at our option, redeem the Series A Cumulative Perpetual Preferred Stock in whole or in part at a price of $110 per share plus any accrued and unpaid dividends.

We are also offering, pursuant to this prospectus supplement and the accompanying prospectus, 5,250,000 shares of our 10% Series A Cumulative Perpetual Preferred Stock, liquidation preference $100 per preferred share, and warrants to purchase up to 87,500,175 shares of our common stock (and the shares of common stock issuable upon exercise of those warrants) to a member of the Adelson family. The Series A Cumulative Perpetual Preferred Stock and warrants will contain substantially the same terms as the Series A Cumulative Perpetual Preferred Stock and warrants offered to the public. See “Agreements Related to the Concurrent Offering of Series A Cumulative Perpetual Preferred Stock and Warrants” in this prospectus supplement for more information regarding these arrangements.

The securities offered hereby are subject to mandatory redemption in certain circumstances and other ownership restrictions. See “Mandatory Redemption and Ownership Limitations”.

Our common stock is listed on the New York Stock Exchange under the symbol “LVS”. The last reported sale price of our common stock on November 10, 2008 was $8.00 per share.

See “Risk Factors” on page S-8 to read about factors you should consider before buying our securities.

	Per Unit	Total

Public offering price	$100.00	$519,630,000.00
Underwriting discount	$3.00	$15,588,900.00
Proceeds, before expenses, to us	$97.00	$504,041,100.00

	Per
	Common
	Share	Total

Public Offering Price	$5.50	$1,000,000,001.00
Underwriting Discount	$0.22	$40,000,000.04
Proceeds, before expenses, to us	$5.28	$960,000,000.96

To the extent that the underwriter sells more than 181,818,182 shares of common stock, the underwriter has the option to purchase up to an additional 18,181,818 shares of common stock from the Company at the public offering price less the underwriting discount.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Neither the Nevada State Gaming Control Board, the Nevada Gaming Commission nor any other gaming regulatory agency has passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus or the investment merits of the securities offered hereby. Any representation to the contrary is unlawful.

The underwriter expects to deliver the shares and warrants against payment in New York, New York on November 14, 2008

Goldman, Sachs & Co.
Prospectus Supplement dated November 10, 2008.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us. You must not rely on any unauthorized information or representations. This prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us is current only as of the respective date of such document.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, unless the context requires otherwise, references to “we”, “our”, “us”, “Las Vegas Sands”, and the “Company” are to Las Vegas Sands Corp.

This document is in two parts. The first part is this prospectus supplement, which describes the offering of our Series A Cumulative Perpetual Preferred Stock and warrants and the offering of shares of our common stock. This first part also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about our Company and securities we may offer from time to time, some of which may not apply to these offerings of securities. If the information varies between this prospectus supplement and the accompanying prospectus, or any document incorporated by reference therein, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained in, incorporated or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we nor the underwriter has authorized anyone to provide information different from that contained in, incorporated or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus to which it relates or the documents incorporated or deemed incorporated herein or therein is accurate as of any date other than the date of this prospectus supplement, the accompanying prospectus or such documents.

This prospectus supplement and the accompanying prospectus are not an offer to sell any security other than our Series A Cumulative Perpetual Preferred Stock and warrants and shares of our common stock and are not soliciting an offer to buy any security other than these securities. This prospectus supplement and the accompanying prospectus are not an offer to sell our Series A Cumulative Perpetual Preferred Stock and warrants or shares of our common stock to any person, and they are not soliciting an offer from any person to buy these securities, in any jurisdiction where the offer or sale to that person is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We file our annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy the materials we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-732-0330 for further information about the public reference room, including copy charges. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s Internet site at http://www.sec.gov.

As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities.

The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

Our website is www.lasvegassands.com. We make our annual reports, quarterly reports, current reports, and proxy statements available free of charge on our website as soon as reasonably practicable after we file these reports with the SEC. Information contained on the website is not a part of this prospectus supplement, except as explicitly incorporated by reference.

S-ii

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The following documents have been filed by us with the SEC after the date of the accompanying prospectus and are incorporated by reference into this prospectus supplement:

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (filed November 10, 2008); and

•	Our Current Reports on Form 8-K filed on November 7, 2008.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Las Vegas Sands at the following address:

Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: Investor Relations
Telephone: (702) 414-1000

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included or incorporated by reference in this prospectus supplement, the words “anticipates”, “believes”, “estimates”, “seeks”, “expects”, “plans”, “intends” and similar expressions, as they relate to our Company or its management, are intended to identify forward-looking statements. Although we believe that these forward-looking statements are reasonable, we cannot assure you that any forward-looking statements will prove to be correct. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

These factors include, among others, the risks associated with:

•	our substantial leverage, debt service and debt covenant compliance (including sensitivity to fluctuations in interest rates and other capital markets trends);

•	our ability to continue as a going concern;

•	recent disruptions in the global financing markets and our ability to obtain sufficient funding for our current and future developments, including our Cotai Strip developments;

•	general economic and business conditions which may impact levels of disposable income, consumer spending, pricing of hotel rooms and retail revenues at our properties;

•	the impact of the delays and suspensions of certain of our development projects;

•	the uncertainty of tourist behavior related to spending and vacationing at casino-resorts in Las Vegas, Macao and Singapore;

•	potential visa restrictions limiting the number of visits and the length of stay for visitors from mainland China to our Macao properties;

S-iii

•	our dependence upon properties in Las Vegas and Macao for all of our cash flow;

•	our relationship with GGP or any successor owner of The Shoppes at The Palazzo and The Grand Canal Shoppes, and the ability of GGP to perform under the Phase II Mall purchase and sale agreement, as amended;

•	new developments, construction and ventures, including our Cotai Strip developments, Marina Bay Sands, Sands Bethlehem and the St. Regis Residences;

•	the passage of new legislation and receipt of governmental approvals for our proposed developments in Macao, Singapore and other jurisdictions where we are planning to operate;

•	our insurance coverage, including the risk that we have not obtained sufficient coverage against acts of terrorism or will only be able to obtain additional coverage at significantly increased rates;

•	disruptions or reductions in travel due to conflicts in Iraq and any future terrorist incidents;

•	outbreaks of infectious diseases, such as severe acute respiratory syndrome or avian flu, in our market areas;

•	government regulation of the casino industry, including gaming license regulation, the legalization of gaming in certain domestic jurisdictions, including Native American reservations, and regulation of gaming on the Internet;

•	increased competition and additional construction in Las Vegas, including recent and upcoming increases in hotel rooms, meeting and convention space and retail space;

•	fluctuations in the demand for all-suites rooms, occupancy rates and average daily room rates in Las Vegas;

•	the popularity of Las Vegas and Macao as convention and trade show destinations;

•	new taxes or changes to existing tax rates;

•	our ability to meet certain development deadlines in Macao and Singapore;

•	our ability to maintain our gaming subconcession in Macao;

•	the completion of infrastructure projects in Macao and Singapore;

•	increased competition and other planned construction projects in Macao and Singapore; and

•	the outcome of any ongoing and future litigation.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statement.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Readers are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements after the date of this prospectus supplement as a result of new information, future events or developments, except as required by federal securities laws.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

We own and operate The Venetian Resort-Hotel-Casino, The Palazzo Resort-Hotel-Casino and the Sands Expo and Convention Center in Las Vegas, as well as the Sands Macao and The Venetian Macao Resort Hotel in the People’s Republic of China Special Administrative Region of Macao. We also own the Four Seasons Hotel Macao, the hotel and luxury serviced apartment hotel portions of which are managed by Four Seasons Hotel Inc., adjacent to The Venetian Macao Resort Hotel.

Our principal executive office is located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Our telephone number at that address is (702) 414-1000. Our website address is www.lasvegassands.com. The information on our website is not part of this prospectus supplement.

Recent Developments

Conversion of Convertible Senior Notes; Concurrent Offering

On September 30, 2008, we sold, in a private placement transaction, $475.0 million in aggregate principal amount of our 6.5% convertible senior notes due 2013 (the “convertible senior notes”) to Dr. Miriam Adelson, the wife of Sheldon G. Adelson, our principal stockholder, chairman and chief executive officer. The convertible senior notes were issued pursuant to an indenture, as supplemented by a supplemental indenture, each dated as of September 30, 2008, between U.S. Bank National Association, as trustee, and the Company (the “Convertible Notes Indenture”). Upon completing the offering of convertible senior notes, we immediately contributed the proceeds from the offering to Las Vegas Sands, LLC.

Concurrently with the offering of the Series A Cumulative Perpetual Preferred Stock and warrants to the public, we entered into a Note Conversion and Securities Purchase Agreement with Dr. Adelson pursuant to which Dr. Adelson has agreed to convert the convertible senior notes into approximately 86,363,636 shares of our common stock at a conversion price of $5.50 per share, and Dr. Adelson has agreed to purchase from us, pursuant to this prospectus supplement and the accompanying prospectus, 5,250,000 shares of 10% Series A Cumulative Perpetual Preferred Stock and warrants to purchase up to 87,500,175 shares of our common stock for $525.0 million in cash. See “Agreements Related to the Concurrent Offering of Series A Cumulative Perpetual Preferred Stock and Warrants” for more information regarding these arrangements.

Estimated Adjusted Property EBITDAR and Operating Income

The following presents our estimates of our 2012 Adjusted Property EBITDAR and operating income for each of our current and projected properties.

			Estimated
			2012	Estimated
			Adjusted	2012
			Property	Operating
Property	Quarter Open		EBITDAR	Income
			(In millions)	(in millions)

U.S.
Venetian Las Vegas	2Q 1999		$289.0	$187.0
Palazzo	4Q 2007		258.0	93.0
Sands Bethlehem (PA)(1)	2Q 2009	(est)	154.0	125.0
Sands Expo Center	4Q 1991		20.0	16.0
Macao
Venetian Macao	3Q 2007		625.0	414.0
Sands Macao	2Q 2004		239.0	183.0
Four Seasons Macao	3Q 2008		140.0	96.0
Singapore
Marina Bay Sands	1Q 2010	(est)	1,259.0	1,091.0
Corporate and Other Asia(2)	N/A		(127.0)	(137.0)

Total			$2,857.0	$2,068.0
Phase I Macao Sites 5 and 6	TBD		533.0	464.0
Adjusted Total			$3,390.0	$2,532.0

(1)	Represents our share of the Sands Bethlehem EBITDAR.

(2)	Includes operations of CotaiJettm and excludes stock based compensation.

Adjusted Property EBITDAR consists of operating income (loss) before depreciation and amortization, gain or loss on disposal of assets, pre-opening expense, development expense, stock-based compensation, corporate expense, and rental expense.

The Marina Bay Sands
Profitability Illustration
(US$ in millions)

	Venetian	Marina Bay
	Macao	Sands	Difference

Gaming Win(1)	$2,010	$2,010
Effective Gaming and GST Tax Rate	39.0%	17.3%

Gaming and GST Taxes(2)	$784	$347	$436
Venetian Macao LTM EBITDAR at 9/30/08	$504
Difference in Gaming and GST Taxes from Above	$436

Implied Marina Bay Sands EBITDAR Assuming Comparable Gaming Win	$940

(1)	Twelve months ended September 30, 2008 for Venetian Macao

(2)	Gaming tax in Macao is 39%. Projected blended effective GST and gaming tax in Singapore is 17.3%.

The Marina Bay Sands
Gaming Comparison
(US$)

	Venetian Macao	Marina Bay Sands
	YTD 9/30/08	Target 2012E

Rolling Table WPUD(1)	$23,515	$22,411
Non-Rolling Table WPUD	3,088	3,922
Total Table WPUD	6,669	7,886
Slot WPUD	170	308

(1)	WPUD represents Wins Per Unit Per Day.

The Marina Bay Sands
WPUD Sensitivity
(US$ in millions, except WPUD)

	Implied Marina Bay Sands EBITDAR(1)
		Number of Tables
		800	900	1,000

Total	$8,866	1,262	1,476	1,690
Table	$7,866	1,069	1,259	1,449
WPUD	$6,866	876	1,041	1,207

(1)	Assumes rolling WPUD is fixed at $22,411 for an estimated 192 rolling tables in each case.

The estimates provided above are projections and have been prepared by management. These projections are based upon a number of assumptions made by management, including:

•	the scheduled completion and opening of the Marina Bay Sands project in Singapore no later than the first quarter of 2010 within our current estimated cost budget (although we currently anticipate completion and opening of the Marina Bay Sands in the fourth quarter of 2009). Completion of the Marina Bay Sands project will require the Company to contribute an additional approximately $427.0 million in equity to the project under the terms of the loan funding a significant portion of construction costs;

•	the receipt of final approval of our final casino floor plan from the Casino Regulatory Authority of Singapore with such floor plan permitting up to 1,000 gaming tables and 1,400 slot machines in the Marina Bay Sands;

•	the scheduled completion of the casino portion of our Sands Bethlehem project in the second quarter of 2009 within our current estimated cost budget of approximately $743.0 million;

•	with regard to Phase I Macao Sites 5 and 6, obtaining project financing that is currently targeted to be obtained within the next three to six months in an amount sufficient to resume and complete construction;

•	growth in demand for gaming, hotel rooms and related amenities at our U.S., Singapore and Macao operations in line with historical growth rates observed by our management;

•	achieving assumed occupancy and projected room rates at our hotel properties;

•	the completion of the offerings of the Series A Cumulative Perpetual Preferred Stock and warrants, and the common stock and conversion of our convertible senior notes pursuant to this prospectus supplement and accompanying prospectus; and

•	assumptions as to the factors noted in “Forward-Looking Statements” above.

Any differences among these assumptions and our actual experiences may result in actual results in future periods significantly differing from management’s current estimates. See “Risk Factors — Risks Relating to Our Business — We may not achieve the results currently projected, and our projections may not be indicative of actual results and should not be relied upon”. The projections set forth above are management estimates and are not guarantees of future performance. Factors outside of our control may cause actual results to be materially lower than these projections. There can be no assurance that any of our assumptions will reflect actual performance. The continuation or further deterioration of current market conditions may result in changes to the above assumptions or may result in unforeseeable effects on our business that could cause actual results to differ. In addition, these projections are forward-looking statements and are subject to those risks, uncertainties and other factors listed under “Forward-Looking Statements” on page S-iii. The Company does not intend to update the projections contained herein on a quarterly basis otherwise. You should read the above information together with our historical financial statements and the accompanying notes and other information incorporated by reference into this prospectus supplement. In management’s view, such information was prepared on a reasonable basis, reflects the best currently available estimates and judgments and, to management’s knowledge and belief, presents the assumptions and considerations on which we base our belief that we can achieve such results.

The prospective financial information included in this prospectus supplement has been prepared by, and is the responsibility of, management. PricewaterhouseCoopers LLP, our independent registered public accounting firm, has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information, and accordingly, they do not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference into the accompanying prospectus relates to our historical financial information only. It does not extend to the prospective financial information and should not be read to do so. The prospective financial information was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Adjusted Property EBITDAR is a supplemental non-GAAP financial measure used by management, as well as industry analysts, to evaluate operations and operating performance. In particular, management utilizes Adjusted Property EBITDAR to compare the operating profitability of its casinos (segments) with those of its competitors, as well as for determining certain incentive compensation. We are presenting Adjusted Property EBITDAR because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Las Vegas Sands Corp., have historically excluded certain expenses that do not relate to the management of specific casino properties, such as pre-opening expense, development expense, and corporate expense, from their EBITDAR calculations. When evaluating Adjusted Property EBITDAR, investors should consider, among other factors, (1) increasing or decreasing trends in Adjusted Property EBITDAR and (2) how Adjusted Property EBITDAR compares to levels of debt and interest expense. However, Adjusted Property EBITDAR should not be interpreted as an alternative to income from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with generally accepted accounting principles. We have significant uses of cash flow, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Adjusted Property EBITDAR. Not all companies calculate EBITDAR in the same manner. As a result, Adjusted Property EBITDAR as presented by us may not be directly comparable to similarly titled measures presented by other companies. Adjusted Property EBITDAR consists of adjusted EBITDAR for a particular property, such as The Venetian and The Palazzo in Las Vegas and The Venetian Macao and the Sands Macao in Macao. Accordingly, the measures are presented so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in properly assessing our potential operating performance.

The following are reconciliations of our estimated 2012 operating income (loss) to our estimated 2012 Adjusted Property EBITDAR presented above ($ in millions):

			(Gain)
	Operating	Depreciation	Loss on	Pre-					Adjusted
	Income/	and	Disposal of	Opening	Development	Stock-Based	Corporate	Rental	Property
	(loss)	Amortization	Assets	Expense	Expense	Compensation	Expense	Expense	EBITDAR(1)

Sands Macao	$183	$51	$—	$—	$—	$3	$—	$1	$239
The Venetian Macao	414	196	—	—	—	8	—	8	625
Four Seasons Macao	96	42	—	—	—	2	—	1	140
Phase I Macao Sites 5 and 6	464	61	—	—	—	5	—	4	533
Marina Bay Sands	1,091	153	—	—	—	—	—	14	1,259
Sands Bethlehem(2)	125	26	—	—	—	3	—	—	154
Venetian Las Vegas	187	85	—	—	—	14	—	4	289
Palazzo	93	152	—	—	—	10	—	3	258
SECC	16	3	—	—	—	—	—	1	20
Corporate/Other Asia(3)	(137)	10	—	—	—	—	—	—	(127)

(1)	Certain figures do not total due to rounding.

(2)	Represents our share of Sands Bethlehem.

(3)	Includes operations of CotaiJettm.

The Offerings

The following is a brief summary of the offerings and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of our Series A Cumulative Perpetual Preferred Stock and warrants and our common stock, you should read the sections of this prospectus supplement entitled “Description of Series A Cumulative Perpetual Preferred Stock” and “Description of Warrants” and the section of the accompanying prospectus entitled “Description of Capital Stock”.

Issuer	Las Vegas Sands Corp., a Nevada corporation.

Units Offered	Units consisting of Series A Cumulative Perpetual Preferred Stock and warrants will be purchased at a price of $100.00 per unit. Each unit consists of one share of our Series A Cumulative Perpetual Preferred Stock and one warrant to purchase 16.6667 shares of our common stock. Units will not be issued or certificated, and the shares of Series A Cumulative Perpetual Preferred Stock and warrants are immediately separable and will be issued separately.

Common Stock Offered	181,818,182 shares of our common stock (200,000,000 shares if the underwriters elect to purchase 18,181,818 additional shares from us in this offering) and approximately 86,605,173 shares of our common stock issuable upon exercise of the warrants.

Preferred Stock Offered	5,196,300 shares of 10% Series A Cumulative Perpetual Preferred Stock, liquidation preference $100 per share, plus accrued and unpaid dividends.

Warrants to Purchase Common Stock Offered	Warrants to purchase approximately 86,605,173 shares of common stock at an exercise price of $6.00 per share. The warrants will be exercisable at any time after the date of issuance but in no event later than 5:00 p.m., New York City time, on November 16, 2013.

Concurrent Offering	We are also offering pursuant to this prospectus supplement and the accompanying prospectus 5,250,000 shares of our 10% Series A Cumulative Perpetual Preferred Stock, liquidation preference $100.00 per share and warrants to purchase up to 87,500,175 shares of our common stock to a member of the Adelson family. The warrants have an exercise price of $6.00 per share. Shares of Series A Cumulative Perpetual Preferred Stock and warrants will be purchased at a price of $100.00 per unit. Each unit consists of one share of Series A Cumulative Perpetual Preferred Stock and one warrant to purchase 16.6667 shares of our common stock. The shares of Series A Cumulative Perpetual Preferred Stock and warrants are immediately separable and will be issued separately. This prospectus supplement and the accompanying prospectus also registers the issuance of our common stock issued upon exercise of the warrants. See and “Agreements Related to the Concurrent Offering of Series A Cumulative Perpetual Preferred Stock and Warrants” of this prospectus supplement for more information regarding these arrangements.

Series A Cumulative Perpetual Preferred Stock to be Outstanding after the Offerings	10,446,300 shares

Common Stock Outstanding Prior to the Offerings (1)	355,476,161 shares

Common Stock Outstanding After the Offerings	537,294,343 (555,476,161 if the underwriters elect to purchase 18,181,818 additional shares from us in this offering), in each case, excluding shares of common stock issuable upon exercise of the warrants.

Risk Factors	You should carefully consider the information set forth in the section entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in our securities.

Use of Proceeds	We intend to use net proceeds from the offerings for general corporate purposes, including to repay indebtedness outstanding under the revolving credit portion of our U.S. senior secured credit facility from time to time and the financing of our construction and development projects in Las Vegas, Macao, Singapore and Pennsylvania. Pending their application, we intend to invest a portion of the net proceeds from the offerings in short-term investments.

(1)	Except as otherwise indicated herein, the information above and elsewhere in this prospectus supplement regarding outstanding shares of our common stock is based on 355,476,161 shares of common stock outstanding as of October 31, 2008, including vested and unvested shares of restricted stock, and excluding the following shares of common stock:

• 10,536,831 shares of common stock issuable upon the exercise of stock options outstanding as of October 31, 2008, with a weighted-average exercise price of $67.05 per share;

• 14,471,899 shares of common stock reserved for future awards under our 2004 equity award plan;

• The number of shares of common stock issuable from time to time upon exercise of the warrants offered in the offerings; and

• 86,363,636 shares of common stock issuable upon conversion of the convertible senior notes at a conversion price of $5.50 per share.

RISK FACTORS

An investment in our securities involves a number of risks. You should carefully consider each of the risks described below, together with all of the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our securities. Risks pertaining to us and our business are incorporated by reference to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008 and September 30, 2008. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. If any of the risks set forth below or incorporated by reference in this prospectus supplement develop into actual events, our business, financial condition or results of operations could be negatively affected or our ability to pay dividends on or redeem our preferred stock may be negatively affected, the market price of our preferred stock, warrants and common stock could decline and you may lose all or part of your investment.

Risks Relating to Our Business

We may not achieve the results currently projected, and comparisons of period-to-period estimates are not necessarily meaningful, may not be indicative of actual results and should not be relied upon.

The disclosure of projected Adjusted Property EBITDAR, projected operating income and estimated cost and in the Marina Bay Sands target gaming comparison contained in this prospectus supplement is based on a number of assumptions, including our ability to complete our development plans according to our current schedule. We have assumed the scheduled completion and opening of the Marina Bay Sands project in Singapore to be no later than the first quarter of 2010 and within our current estimated cost budget (although we currently anticipate completion and opening of the Marina Bay Sands in the fourth quarter of 2009). Completion of the Marina Bay Sands project will require us to contribute approximately an additional $427.0 million in equity to the project under the terms of the loan funding a significant portion of construction costs. In addition, we have also assumed receipt of final approval of our final casino floor plan from the Casino Regulatory Authority of Singapore, with such floor plan permitting up to 1,000 gaming tables and 1,400 slot machines in the Marina Bay Sands. We have assumed that we will be able to complete construction and opening of the casino portion of our Sands Bethlehem project the second quarter of 2009 within our current estimated cost budget of approximately $743.0 million. With regard to all of our properties, we have assumed growth in demand for gaming, hotel rooms and related amenities at our U.S., Singapore and Macao operations in line with historical growth rates observed by our management and our ability to achieve certain occupancy and projected room rates at our hotel properties. Finally, we have assumed the completion of these offerings and conversion of the convertible senior notes held by Dr. Adelson.

In addition, our ability to generate the anticipated Adjusted Property EBITDAR and operating income and achieve the Marina Bay Sands gaming estimates will be dependent upon numerous other factors, including general economic and business conditions which may impact levels of disposable income, consumer spending and pricing of hotel rooms, tourist behavior related to spending and vacationing at casino-resorts in Las Vegas, Macao, Singapore and Pennsylvania, disruptions or reductions in travel due to the conflicts in Iraq and any future terrorist incidents, outbreaks of infectious diseases, such as severe acute respiratory syndrome or avian flu, in our market areas, government regulation of the casino industry, including gaming license regulation, the legalization of gaming in certain domestic jurisdictions, including Native American reservations, and regulation of gaming on the Internet, increased competition and additional construction in Las Vegas, including recent and upcoming increases in hotel rooms, meeting and convention space and retail space, fluctuations in the demand for all-suites rooms, occupancy rates and average daily room rates in Las Vegas, our ability to maintain our gaming subconcession in Macao, the completion of infrastructure projects in Macao and Singapore, increased competition and other planned construction projects in Macao and Singapore, changes in foreign exchange rates and the outcome of any ongoing or future litigation.

Changes in our estimates or any of these assumptions may result in our actual results being significantly lower than our anticipated results. You should read our “Projected Adjusted Property EBITDAR and Operating Income” information above together with our historical financial statements and the accompanying notes and other information incorporated by reference into this prospectus supplement. In management’s view, such information was prepared on a reasonable basis, reflects the best currently available estimates and judgments and, to management’s knowledge and belief, presents the assumptions and considerations on which we base our belief that we can generate such Adjusted Property EBITDAR and operating income.

The prospective financial information included in this prospectus supplement has been prepared by, and is the responsibility of, management. PricewaterhouseCoopers LLP, our independent registered public accounting firm, has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information, and accordingly, they do not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference into the accompanying prospectus relates to our historical financial information. It does not extend to the prospective financial information and should not be read to do so. The prospective financial information was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Certain beneficial owners of our voting securities may be required to file an application with, and be investigated by, the Nevada Gaming Authorities, and the Nevada Commission may restrict the ability of a beneficial owner to receive any benefit from our voting securities and may require the disposition of shares of our voting securities, if a beneficial owner is found to be unsuitable. Upon exercise of warrants for shares of our common stock, you may be subject to these regulations.

Any person who acquires beneficial ownership of more than 10% of our voting securities will be required to apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails a written notice requiring the filing. Under certain circumstances, an “institutional investor” as defined under the regulations of the Nevada Commission, which acquires beneficial ownership of more than 10% but not more than 15% of our voting securities, may apply to the Nevada Commission for a waiver of such finding of suitability requirement if the institutional investor holds our voting securities only for investment purposes. In addition, any beneficial owner of our securities, regardless of the number beneficially owned, may be required at the discretion of the Nevada Commission to file an application for a finding of suitability as such. In either case, a finding of suitability is comparable to licensing and the applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting the investigation.

Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Gaming Authorities may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock of a registered corporation beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. We are subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us or a licensed subsidiary, we, or any of the licensed subsidiaries:

•	allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person;

•	pay remuneration in any form to that person for services rendered or otherwise; or

•	fail to pursue all lawful efforts to require such unsuitable person to relinquish his or her voting securities for cash at fair market value.

Owners of our voting securities may be required to become licensed with, and be investigated by, the Pennsylvania Gaming Control Board, the Pennsylvania State Police and other agencies. Holders of our securities that are found unsuitable by the Pennsylvania Gaming Control Board may be required to divest our securities at a price not exceeding the lower of cost or fair market value.

Under the Pennsylvania Race Horse Development and Gaming Act, or the “Gaming Act”, any person who holds a “controlling interest” in our outstanding voting securities may be required to be licensed by the Pennsylvania Gaming Control Board, or the “PaGCB”. Pursuant to the Gaming Act, any person who holds 5% or more of our outstanding voting securities is presumed to hold a controlling interest in our voting securities. In the absence of a waiver or other exemption, that holder will be required to obtain a principal’s license. Licensing requires, among other things, that the applicant establish by clear and convincing evidence the applicant’s good character, honesty and integrity. Pursuant to the terms of the Series A Cumulative Perpetual Preferred Stock, if any holder of shares of Series A Cumulative Perpetual Preferred Stock acquires voting rights as a result of a default in the payment of dividends on the Series A Cumulative Perpetual Preferred Stock or other corporate actions by us, that holder will become subject to these regulations and be required either to file an application for a principal’s license or to file for a waiver, including a waiver as an institutional investor if the holder meets the definition of an institutional investor set forth below, if the shares of Series A Cumulative Perpetual Preferred Stock, combined with any other voting stock, held by that holder represent 5% or more of our total outstanding voting securities. In addition, any beneficial owner of any of our securities, regardless of the number of securities beneficially owned, may be required at the discretion of the PaGCB to file an application for licensure or, alternatively, file a waiver application.

Any holder of our voting securities that is an “institutional investor”, which is generally defined under the Gaming Act as any retirement fund administered for federal, state or local employees, registered investment companies, collective investment trust organized by banks, closed end investment trust, chartered or licensed life or property and casualty insurance company, banking and other chartered or licensed lending institution, registered investment advisor and any other person that the PaGCB may determine consistent with the Gaming Act, and owns 5% or more, but less than 10% of our outstanding voting securities, will be eligible to receive a waiver of the licensing requirements as a principal by requesting a waiver on a form prescribed by the PaGCB that includes a certification that it is a passive investor with no intention of influencing or affecting, directly or indirectly, the affairs of the Company.

The warrant agreement governing the warrants to be issued in this offering provides that the warrants are not exercisable such that the warrant holder would become the holder of 5.0% or more of our outstanding common stock unless such warrant holder either (i) is an institutional investor under the Gaming Act or (ii) has complied with any license requirements, or obtained a waiver from the licensing requirements, under the Gaming Act.

A “change of control” would be triggered if a person or a group of persons acting in concert acquire more than 20% of our outstanding voting securities. Such a “change in control” could require the acquirers to independently qualify for licensure and to pay the full $50.0 million license fee to the PaGCB as a result of the “presumptive” change of control of the licensee.

In the event a security holder, including any purchasers of the warrants or the Series A Cumulative Perpetual Preferred Stock or common stock in these offerings, is required to be found qualified for licensure and is not found qualified, the security holder may be required by the PaGCB to divest of the interest at a price not exceeding the lower of cost or fair market value of the interest.

Risks Relating to Our Stock

Our Series A Cumulative Perpetual Preferred Stock and warrants will not be listed on a national securities exchange, and we cannot guarantee that a trading market will develop for such securities.

Our Series A Cumulative Perpetual Preferred Stock and warrants will not be listed on the New York Stock Exchange or any other national securities exchange. As a result, trading in such securities will be dependent on over-the-counter trades. Over-the-counter trading is dependent on a broker-dealer being willing to make a market in the securities, and we cannot predict or guarantee that such a market will be created or how long it will continue if created. As a result, your ability to resell your securities may be limited.

Our Series A Cumulative Perpetual Preferred Stock is an equity security and subordinate to our existing and future indebtedness.

The shares of Series A Cumulative Perpetual Preferred Stock are equity interests in Las Vegas Sands Corp. and do not constitute indebtedness. As such, such shares will rank junior to all indebtedness and other non-equity claims on Las Vegas Sands Corp. with respect to assets available to satisfy claims against Las Vegas Sands Corp., including in a liquidation of Las Vegas Sands Corp. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like our Series A Cumulative Perpetual Preferred Stock, dividends are payable only if declared by our board of directors. Furthermore, as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds. Finally, our credit agreements contain certain restrictions on the ability of certain of our subsidiaries to make dividend payments to Las Vegas Sands Corp.

Holders of Series A Cumulative Perpetual Preferred Stock will have limited voting rights.

Holders of Series A Cumulative Perpetual Preferred Stock will have limited voting rights in the event of non-payment of dividends under certain circumstances and with respect to certain fundamental changes in the terms thereof, certain other matters and as otherwise required by law, as described under “Description of the Series A Cumulative Perpetual Preferred Stock”.

Our stock price may be volatile, and you may lose all or part of your investment.

The market price of our common stock could fluctuate significantly, in which case you may not be able to resell your warrants or shares of common stock when desired or at attractive prices. The market price of our common stock may fluctuate based on a number of factors in addition to those listed in this prospectus supplement, including:

•	our operating performance and the performance of our competitors and other similar companies;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in earnings estimates or recommendations by research analysts who track our common stock or the stocks of other companies in our industry;

•	changes in the capital markets or actual or perceived general economic conditions;

•	the number of our publicly traded shares;

•	actions of our management or stockholders, including this offering;

•	the arrival or departure of key personnel or personal matters affecting our principal stockholder;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors; and

•	other developments affecting us, our industry or our competitors.

As of the date of this prospectus supplement, current market conditions remain volatile. The trading price of our common stock has been, and may continue to be, subject to wide fluctuations. From January 1, 2007 through November 10, 2008, the reported sale price of our common stock on the NYSE ranged from $4.32 to $148.76 per share, and the last reported sale price of our common stock on November 10, 2008 was $8.00 per share. In addition, the stock market in general, and the stock prices for companies in our industry in particular, have experienced extreme volatility that often has been unrelated to the operating performance of these companies. These broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.

Our articles of incorporation and by-laws contain provisions that may discourage a takeover attempt. Nevada law also imposes, and other jurisdictions may impose, barriers to acquiring a controlling interest in our shares.

Provisions contained in our amended and restated articles of incorporation and by-laws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders. Provisions of our amended and restated articles of incorporation and amended and restated by-laws impose various procedural and other requirements which could make it more difficult for stockholders to affect some corporate actions. For example, our amended and restated articles of incorporation authorize our board of directors to determine the rights, preferences, privileges and restrictions of any unissued series of preferred stock, without any vote or action by our stockholders. Thus our board of directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock. These rights may have the effect of delaying or deterring a change of control of our Company. In addition, a change of control of our Company may be delayed or deferred as a result of our having three classes of directors. Nevada law provides that, in certain circumstances, a stockholder who acquires a controlling interest in a corporation, defined statutorily as any acquisition that causes such stockholder’s interest to exceed any of a 1/5, 1/3 or 1/2 interest in a corporation, has no voting rights in the shares acquired that caused the stockholder to exceed any such threshold, unless:

•	the corporation’s other stockholders, by majority vote, grant voting rights to such shares; or

•	the corporation’s articles of incorporation or by-laws in effect on the tenth day following such acquisition of shares exempt the corporation from the relevant Nevada law provisions.

In addition, under Nevada law, any change of control of our Company must also be approved by the Nevada Gaming Authorities. Other jurisdictions may have similar requirements. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. See “Description of Capital Stock” beginning on page 19 of the accompanying prospectus for additional information on the anti-takeover measures applicable to us.

Future sales of shares could depress our stock price.

Sales of a substantial number of shares of our common stock or preferred stock, or the perception that a large number of shares will be sold, could depress the market price of our common stock or preferred stock. We, our executive officers, directors and certain other stockholders have agreed with the underwriter not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of their shares of preferred stock or common stock or securities convertible into or exchangeable for, or that represent the right to receive, shares of common stock other than under our employee compensation plans, and subject to specified exceptions and extensions, during the period from the date of this prospectus supplement continuing through 90 days or one year after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co. Goldman, Sachs & Co. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. See “Underwriting — Lock-Up Agreements”.

Following the consummation of the offerings, approximately 267,056,154 shares of common stock will be restricted pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), of which (i) 582,280 shares will be available for sale at any time, subject to the volume and other restrictions of Rule 144 and (ii) and 266,473,874 shares will be available for sale 90 days or one year (or earlier if waived by Goldman, Sachs & Co.) after the date of this prospectus supplement, respectively, upon the expiration of the lock-up agreements with the underwriter, subject to the volume and other restrictions of Rule 144. There are certain permitted exceptions to the lock-up agreements which are described under “Underwriting”.

After the offerings, the Adelson holder of the Series A Cumulative Perpetual Preferred Stock and warrants and the holders of approximately 244,173,246 shares of our common stock (excluding options and shares of our common stock issuable upon exercise of the warrants) will have rights, subject to some conditions, to require us to file registration statements covering their shares of common stock, including shares issuable upon conversion of such warrants, or to include such shares in registration statements that we may file for ourselves or other stockholders. By exercising their registration rights and selling a large amount or number of shares, these stockholders could cause the price of our common stock to decline. The Adelson holder of our Series A Cumulative Perpetual Preferred Stock and warrants will also have the right, subject to certain conditions, to require us to file registration statements covering the sale of its Series A Cumulative Perpetual Preferred Stock and warrants.

We do not expect to pay cash dividends on our common stock.

We do not expect to pay cash dividends on our common stock in the foreseeable future. Our board of directors will determine whether to pay dividends in the future based on conditions then existing, including our earnings, financial condition and capital requirements, as well as economic and other conditions our board of directors may deem relevant. Our ability to declare and pay dividends on our common stock is subject to the requirements of Nevada law and the ability of our operating subsidiaries to distribute sufficient funds to us to pay such dividends, which are limited by the loan agreements that the significant operating subsidiaries are subject to. We are a holding company, dependent upon the operations of our subsidiaries for cash. The terms of our subsidiaries’ debt and other agreements restrict the ability of our subsidiaries to dividend funds up to us. We intend to retain earnings to finance operations and the expansion of our business, including existing and future development projects. Therefore, unless and until we pay cash dividends on our common stock, any gains from your investment in our common stock must come from an increase in its market price.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Series A Cumulative Perpetual Preferred Stock and warrants will be approximately $503 million, after deducting the underwriter’s discounts and commissions and estimated offering expenses. We estimate that the net proceeds from the sale of our common stock (other than upon the exercise of the warrants) will be approximately $959 million, after deducting estimated offering expenses, and approximately $1,055 million if the underwriter’s option to purchase additional shares of common stock is exercised in full. We estimate that the net proceeds from the sale of the Series A Cumulative Perpetual Preferred Stock and warrants to a member of the Adelson family will be approximately $524.5 million, after deducting estimated offering expenses. We could receive proceeds of up to $1,044.6 million from the issuance of shares of our common stock upon the exercise of the warrants using the warrants offered in this offering if the holders of such warrants (including Dr. Adelson) elect to exercise the cash settlement feature.

We intend to use net proceeds from the offerings for general corporate purposes, which may include repayment of our indebtedness under the revolving credit portion of our U.S. senior secured credit facility from time to time and the financing of our construction and development projects in Las Vegas, Macao, Singapore and Pennsylvania. Pending their application, we intend to invest a portion of the net proceeds from this offering in short-term investments.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations that apply to holders of our Series A Cumulative Perpetual Preferred Stock (the “Preferred Stock”), common stock and warrants. Except where noted, this summary deals only with a share of Preferred Stock, common stock or a warrant held as a capital asset (generally, property held for investment) and does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income or estate tax laws, including if you are:

•	a dealer in securities;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the Preferred Stock, common stock or warrants as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a person who is an investor in a pass-through entity;

•	a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar;

•	a partnership or other entity classified as a partnership for United States federal income tax purposes; or

•	a United States expatriate, a former U.S. citizen or a former long-term resident of the United States.

This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxes and does not deal with all tax considerations that may be relevant to holders in light of their personal circumstances (including state, local, foreign or estate and gift tax considerations).

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Preferred Stock, common stock or warrants that is:

•	an individual citizen or resident of the United States for United States federal income tax purposes;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source;

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of Preferred Stock, common stock or warrants (other than a partnership) that is not a U.S. holder.

If an entity classified as a partnership holds Preferred Stock, common stock or warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Preferred Stock, common stock or warrants, you should consult your own tax advisors.

We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of shares of our Preferred Stock, common stock or warrants or that any such position would not be sustained.

Allocation of Purchase Price Between Preferred Stock and Warrants

Each holder that purchases a unit will receive both Preferred Stock and a warrant for a certain amount of our common stock. The purchase price for the unit will be allocated between the Preferred Stock and the warrant in proportion to their relative fair market values on the date that the unit is purchased by such holder. This allocation of the purchase price will establish a holder’s initial tax basis for U.S. federal income tax purposes in its Preferred Stock and warrant.

Each holder should consult its own tax advisor regarding the allocation of the purchase price between the Preferred Stock and the warrant.

Summary of Tax Consequences with Respect to Our Preferred Stock

U.S. Holders

Distributions.  Except as discussed below, the distributions received on shares of our Preferred Stock will be treated as follows: first, as a dividend, taxable as ordinary income, to the extent of our current or accumulated earnings and profits, as calculated for U.S. federal income tax purposes; next, as a tax-free return of capital to the extent of your adjusted tax basis in such stock, and thereafter, as capital gain from the sale of such stock (which capital gain will be long-term if your holding period for the stock is more than one year). Distributions on our Preferred Stock generally will be taxable when received. Under current tax law, dividends received from us by non-corporate U.S. holders before January 1, 2011 are eligible for a preferential rate of taxation at the rates otherwise applicable to capital gains, currently a maximum of 15%.

Distributions taxable as dividends to corporate holders of the Preferred Stock will be eligible for the dividends received deduction, subject to applicable limitations. The benefits of any dividends received deduction to a corporate holder of Preferred Stock may, in effect, be reduced or eliminated by various exceptions and restrictions, including restrictions relating to the holding period of stock on which the dividends are received, debt-financed portfolio stock and the so-called “extraordinary dividend” provisions of Section 1059 of the Code.

Redemption Premium.  The amount of the purchase price allocated to the Preferred Stock will be less than the redemption price of such Preferred Stock (see “Allocation of Purchase Price” above). The difference (i.e., the redemption premium) could be treated as a constructive distribution in respect of the Preferred Stock, which would accrue over the term of the Preferred Stock from its date of issuance to the most likely redemption date based on a constant yield method. Such constructive distribution would be taxable in the same manner as a cash distribution of equal amount, and therefore would result in tax liability even though no cash is received.

Such accrual would not be required if, based on all the facts and circumstances as of the issue date of the Preferred Stock, it is more likely than not that we would not exercise our call right with respect to the Preferred Stock. Applicable regulations include a safe harbor under which the likelihood that we would not exercise our call right with respect to a particular holder is generally deemed not to be more likely than not if (i) the holder is not related to us under certain attribution rules, (ii) there are no plans, arrangements or agreements that would effectively require us to exercise our call right, and (iii) exercise of our call right would not reduce the yield of the stock as determined under applicable tax rules.

If we exercise our call right in order to redeem shares of our Preferred Stock, the redemption price with respect to the Preferred Stock would be 110% of the liquidation preference (plus accrued dividends). Accordingly, a redemption of the Preferred Stock would not reduce the yield of the Preferred Stock, and holders of Preferred Stock that are not related to us under the applicable attribution rules would qualify for the safe harbor. As a result, the rules applicable to redemption premium described above would not apply to such holder.

We intend to take the position that the rules applicable to redemption premium do not apply to any holders. This position is binding on holders (unless a holder discloses that it does not agree with this position on such holder’s tax return), but is not binding on the IRS and the IRS might successfully challenge such position. Holders of the Preferred Stock should consult their own tax advisors as to the proper treatment of any potential redemption premium.

Deemed Distributions.  If we are unable to pay dividends on the Preferred Stock, the accreted liquidation preference of the Preferred Stock will be increased and/or the dividends will be deferred, which may give rise to a deemed distribution, at the time of such increase and/or deferral, to the holders of the Preferred Stock in the amount of all, or a portion of, the increase in liquidation preference and/or deferred dividends. Any deemed distribution would be taxable in the same manner as a cash distribution of equal amount, and therefore would result in tax liability even though no cash is received. Although not free from doubt, we intend to take the position that any such increase in the liquidation preference and/or deferred dividends would not give rise to a deemed distribution.

Sales or Other Dispositions.  Except as described elsewhere in this summary, a holder of Preferred Stock who sells or otherwise disposes of Preferred Stock generally will recognize capital gain or loss equal to the difference between the sum of the amount of cash and fair market value of any property received on the sale or other disposition and the tax basis in the shares sold or disposed. Any such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the warrant is more than one year at the time of disposition, currently subject to a preferential tax rate of a maximum of 15% in the case of non-corporate U.S. holders. The deductibility of capital losses is subject to certain limitations.

Redemptions.  A redemption of Preferred Stock will generally be treated under Section 302 of the Code as a distribution that is taxable as a dividend (to the extent of our current or accumulated earnings and profits). If a redemption satisfies certain tests provided in Section 302(b) of the Code, the redemption would be treated as sale of the Preferred Stock, with similar tax consequences to a sale as described above under “Sales or Other Distributions”. The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. The “substantially disproportionate” test measures the change in a shareholder’s interest in a corporation’s voting stock, and accordingly redemptions of our Preferred Stock are generally not expected to satisfy this test.

In determining whether any of the tests under Section 302(b) has been met, stock considered to be owned by the holder by reason of certain constructive ownership rules described in the Code (including rules that would treat the warrants and other options as having been exercised), as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) will be satisfied with respect to any particular holder of the Preferred Stock depends upon the facts and circumstances of the holder at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of the Preferred Stock does not meet any of the tests under Section 302(b), the redemption proceeds will be treated as a distribution, with the tax consequences described under “Distributions” above. In such a case, a stockholder’s adjusted tax basis in the redeemed Preferred Stock will be transferred to such stockholder’s remaining stock holdings in us. If the stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Backup Withholding and Information Reporting.  Information returns may be filed with the IRS in connection with payments or accrual of dividends on the Preferred Stock and the proceeds from a sale or other disposition of the Preferred Stock. You will not be subject to U.S. backup withholding tax on these payments if you provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

The character for U.S. income tax purposes of any payment received by a non-U.S. holder as a distribution or required to be accrued generally will be determined by applying the principles described above with respect to U.S. holders. Dividends paid or required to be accrued on our Preferred Stock held by a non-U.S. holder which are not effectively connected with a trade or business conducted by such non-U.S. holder in the United States, generally will be subject to a U.S. withholding tax at a rate of 30% or at such lower rate as may be provided by an applicable treaty, if any. Any withholding tax imposed on accrued dividends may be satisfied by withholding on other amounts payable to the non-U.S. holder.

You will recognize gain or loss on the sale, exchange, redemption or other taxable disposition of shares of Preferred Stock. Nevertheless, subject to the discussion below concerning backup withholding, such gain (except to the extent such gain is treated as a distribution, which will be taxed in the manner described in the preceding paragraph) generally will not be subject to U.S. federal income tax unless:

•	such gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation”, or a USRPHC, for United States federal income tax purposes (i.e., a domestic corporation a significant portion of whose trade or business and real property assets consist of “United States real property interests”).

If you are an individual described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, exchange, redemption or other taxable disposition under regular graduated U.S. federal income tax rates. If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption or other taxable disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a foreign corporation that falls under the first bullet point above, you will be subject to tax on your net gain generally in the same manner as if you were a U.S. holder and, in addition, you may be subject to the branch profits tax equal to

30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

With respect to the third bullet point above, a corporation is a USRPHC if the fair market value of its “U.S. real property interests”, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not and have not been a USRPHC and do not anticipate becoming one in the future. If, however, we are or were to become a USRPHC, the U.S. federal income and withholding taxes relating to interests in USRPHCs nevertheless will not apply to gains derived from the sale or other disposition of Preferred Stock by a non-U.S. holder if the aggregate fair market value of the interests in us, including the Preferred Stock, treated as held by such non-U.S. holder is less than or equal to the fair market value of 5% of the shares of the regularly-traded class of our stock with the lowest fair market value, determined as of the date that such non-U.S. holder acquires Preferred Stock. If a class of our Preferred Stock were to be treated as regularly traded on an established securities market, such 5% test would be applied with respect to such class of Preferred Stock. No assurance can be given that we will not become a USRPHC, or that any class of our stock will be considered regularly traded, when a non-U.S. holder sells its shares of our Preferred Stock.

Information Reporting.  Information returns may be filed with the IRS in connection with the payment to, or accrual in respect of, non-U.S. holders of dividends on the Preferred Stock and the proceeds from the sale or other disposition of the Preferred Stock. You may be subject to U.S. backup withholding on these payments unless you comply with certification procedures to establish an exemption from backup withholding. The amount of backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

PROSPECTIVE PURCHASERS OF PREFERRED STOCK SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Summary of Tax Consequences with Respect to the Warrants

U.S. Holders

Exercise of Warrants.  If a U.S. holder exercises a warrant with cash (the “Cash Exercise Option”), a U.S. holder should not be required to recognize income, gain or loss and the U.S. holder’s tax basis in common stock received upon the exercise will equal the sum of (i) the U.S. holder’s adjusted tax basis in the warrant at the time of exercise and (ii) the exercise price of the warrant (reduced by any tax basis allocable to a fractional share). The U.S. holder’s holding period in the shares received under the Cash Exercise Option will commence on the day that the U.S. holder exercises the warrant and will not include the period during which the U.S. holder held the warrant. If a U.S. holder receives any cash in lieu of a fractional share of common stock, the rules described below under “Sale or Other Disposition of Warrants” will apply with respect to portion of the warrants that correspond to the fractional share.

If a U.S. holder exercises a warrant by having us withhold a portion of the common shares to be delivered on exercise (the “Net Share Exercise Option”), the tax consequences are not entirely clear under current tax law. The Net Share Exercise Option may be tax-free, either because the exercise is not a taxable exchange or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s tax basis in the common stock received would equal the U.S. holder’s tax basis in the warrant. If the Net Share Exercise Option were treated as other than a taxable exchange, a U.S. holder’s holding period in the common stock would commence on the date of exercise of the warrant. If the Net Share Exercise Option were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that the Net Share Exercise Option could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number warrants having a fair market value equal to the exercise price for the number of warrants deemed exercised (i.e., the number of warrants equal to the number of common shares issued pursuant to the Net Share Exercise Option). The U.S. holder would recognize capital gain or loss in an amount equal to the difference between such fair market value and the U.S. holder’s tax basis in such warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of such fair market value and the U.S. holder’s tax basis in the remaining warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date of exercise of the warrant.

If a U.S. holder exercises a warrant by tendering shares of Preferred Stock (the “Preferred Exercise Option”) the tax consequences under current law are also not entirely clear. The Preferred Exercise Option could be treated as a recapitalization, in which case the U.S. holder’s tax basis in the common stock received would be equal to the sum of the U.S. holder’s tax basis in the Preferred Stock tendered to exercise the warrant and the U.S. holder’s tax basis in the exercised warrants. The holding period of the common stock received likely would be split and include the holding period of the Preferred Stock in part and the warrant in part.

Alternatively, the Preferred Exercise Option could be treated as a taxable exchange, in which case the U.S. holder likely would first recognize gain equal to the excess of the fair market value of the Preferred Stock relinquished in the exchange over the U.S. holder’s tax basis in such Preferred Stock, and then would take a tax basis in the common stock received in the exchange equal to the sum of the fair market value of such Preferred Stock and the tax basis in the warrant. In this case, the holding period of the common stock received would commence on the date that the warrant was exercised.

The tax consequences of holding and disposing of common shares acquired on exercise of a warrant are described under “Summary of Tax Consequences with Respect to Our Common Stock” below.

Holders of warrants should consult their own tax advisors as to the proper treatment of the exercise of such warrants.

Lapse of Warrants.  If a warrant expires without being exercised, a U.S. holder generally will recognize a capital loss in an amount equal to its tax basis in the warrant, subject to possible loss disallowance rules that may be applicable to U.S. holders that are treated as related to us. A U.S. holder’s tax basis in a warrant generally will equal the cost of the warrant to such U.S. holder. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by the U.S. holder for more than one year, and currently subject to a preferential tax rate of a maximum of 15% in the case of non-corporate U.S. holders. The deductibility of capital losses is subject to various limitations.

Sale or Other Disposition of Warrants.  Upon a sale or other taxable disposition of a warrant other than by exercise as described above, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the disposition and the U.S. holder’s tax basis in such warrant (see “Allocation of Purchase Price” above). A U.S. holder’s tax basis in a warrant generally will equal the cost of the warrant to such U.S. holder. Any such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the warrant is more than one year at the time of disposition, and currently subject to a preferential tax rate of a maximum of 15% in the case of non-corporate U.S. holders. The deductibility of capital losses is subject to certain limitations.

Adjustments to the Number of Shares Underlying the Warrants and/or Exercise Price of the Warrants.  Certain adjustments to, or failure to adjust, the number of shares underlying the warrants and/or exercise price of the warrants may cause holders of warrants to be treated as having received a distribution on the warrants, to the extent any such adjustment or failure to adjust results in an increase in the proportionate interest of such holders in our company. Such a distribution would be taxable to holders as a dividend, return of capital or capital gain in accordance with rules discussed above under “Summary of Tax Consequences with Respect to Our Preferred Stock — U.S. Holders — Distributions”.

Non-U.S. Holders

Adjustments to the Number of Shares Underlying the Warrants and/or Exercise Price of the Warrants.  Certain adjustments to, or failure to adjust, the number of shares underlying the warrants and/or exercise price of the warrants may cause holders of warrants to be treated as having received a distribution on the warrants, to the extent any such adjustment or failure to adjust results in an increase in the proportionate interest of such holders in our company. Any such deemed distribution would be subject to withholding tax to the same extent as an actual distribution.

Exercise or Sale of Warrants.  You may recognize gain or loss on the exercise or the sale, exchange, redemption or other taxable disposition of a warrant. Nevertheless, subject to the discussion below concerning backup withholding, such gain generally will not be subject to U.S. federal income tax unless:

•	such gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation”, or a USRPHC, for United States federal income tax purposes (i.e., a domestic corporation a significant portion of whose trade or business and real property assets consist of “United States real property interests”).

If you are an individual described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, exchange, redemption or other taxable disposition under regular graduated U.S. federal income tax rates. If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption or other taxable disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a foreign corporation that falls under the first bullet point above, you generally will be subject to tax on your net gain in the same manner as if you were a United States person as defined under the Code and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

With respect to the third bullet point above, a corporation is a USRPHC if the fair market value of its “U.S. real property interests”, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not and have not been a USRPHC and do not anticipate becoming one in the future. If, however, we are or were to become a USRPHC, the U.S. federal income and withholding taxes relating to interests in USRPHCs nevertheless will not apply to gains derived from the sale or other disposition of warrants by a non-U.S. holder if the aggregate fair market value of the interests in us, including the warrants, treated as held by such non-U.S. holder is less than or equal to the fair market value of 5% of the shares of the regularly-traded class of our stock with the lowest fair market value, determined as of the date that such non-U.S. holder acquires Preferred Stock. If the warrants were to be treated as regularly traded on an established securities market, such 5% test would be applied with respect to such warrants. No assurance can be given that we will not become a USRPHC, or that the warrants will be considered regularly traded, when a non-U.S. holder sells its warrants.

Information Reporting.  Information returns may be filed with the IRS in connection with deemed payments of dividends on our warrants and the proceeds from a sale or other disposition of the warrants. You may be subject to U.S. backup withholding on these payments unless you comply with certification procedures to establish an exemption from backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

PROSPECTIVE PURCHASERS OF WARRANTS SHOULD SEEK ADVICE BASED UPON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Summary of Tax Consequences with Respect to our Common Stock

U.S. Holders

Distributions on Our Common Stock.  Distributions on our common stock generally will be treated as a dividend, return of capital or capital gain as described in “Summary of Tax Consequences with Respect to Our Preferred Stock — U.S. Holders — Distributions”.

Adjustments to the Number of Shares Underlying the Warrants and/or Exercise Price of the Warrants.  Certain adjustments to, or failure to adjust, the number of shares underlying the warrants and/or exercise price of the warrants may cause holders of common stock to be treated as having received a distribution on the common stock, to the extent any such adjustment or failure to adjust results in an increase in the proportionate interest of such holders in our company. Such a distribution would be taxable to holders as a dividend, return of capital or capital gain generally in accordance with rules discussed above under “Summary of Tax Consequences with Respect to Our Preferred Stock — U.S. Holders — Distributions”.

Sale, Exchange or Other Disposition of Our Common Stock.  Upon a taxable disposition of common stock, a holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash and the fair market value of other property received, and (ii) the holder’s adjusted tax basis in the shares. Such gain or loss generally will be long-term capital gain or loss if the holding period with respect to such shares is more than one year, currently subject to a preferential tax rate at a maximum of 15% in the case of non-corporate U.S. holders. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting.  Information returns may be filed with the IRS in connection with payments or deemed payments of dividends on the common stock and the proceeds from a sale or other disposition of the common stock. You will not be subject to U.S. backup withholding tax on these payments if you provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

Dividends and Adjustments to the Number of Shares Underlying the Warrants and/or Exercise Price of the Warrants.  Any dividend paid with respect to our common stock will be subject to withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. Certain adjustments to, or failure to adjust, the number of shares underlying the warrants and/or exercise price of the warrants may cause holders of common stock to be treated as having received a distribution on the common stock, to the extent any such adjustment or failure to adjust results in an increase in the proportionate interest of such holders in our company. Any such deemed distribution would be subject to withholding tax to the same extent as an actual distribution.

Dividends and deemed distributions that are effectively connected with the conduct of a trade or business within the United States, however, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates (unless, under an applicable treaty, such dividends or deemed distributions are not attributable to a U.S. permanent establishment of such holder). Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends or deemed distributions received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Disposition of Our Common Stock.  You will recognize gain or loss on the sale, exchange, redemption or other taxable disposition on the sale or other taxable disposition of shares of common stock. Nevertheless, subject to the discussion below concerning backup withholding, gain generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation”, or a USRPHC, for United States federal income tax purposes (i.e., a domestic corporation a significant portion of whose trade or business and real property assets consist of “United States real property interests”).

If you are an individual described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, exchange, redemption or other taxable disposition under regular graduated U.S. federal income tax rates. If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption or other taxable disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a foreign corporation that falls under the first bullet point above, you generally will be subject to tax on your net gain in the same manner as if you were a United States person as defined under the Code and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

With respect to the third bullet point above, a corporation is a USRPHC if the fair market value of its “U.S. real property interests”, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not and have not been a USRPHC and do not anticipate becoming one in the future. If, however, we are or were to become a USRPHC, the U.S. federal income and withholding taxes relating to interests in USRPHCs nevertheless will not apply to gains derived from the sale or other disposition of the common stock by a non-U.S. holder whose shareholdings, actual and constructive, at all times during the applicable period, amount to 5% or less of our common stock, provided that our common stock is regularly traded on an established securities market. No assurance can be given that we will not become a USRPHC, or that our common stock will be considered regularly traded, when a non-U.S. holder sells its shares of our common stock.

Information Reporting.  Information returns may be filed with the IRS in connection with the payment to, or deemed payments in respect of, non-U.S. holders of dividends on the common stock and the proceeds from the sale or other disposition of the common stock. You may be subject to U.S. backup withholding on these payments unless you comply with certification procedures to establish an exemption from backup withholding. The amount of backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

PROSPECTIVE PURCHASERS OF COMMON STOCK SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

DESCRIPTION OF SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK

This description of the terms of the Series A Cumulative Perpetual Preferred Stock is only a summary. The terms of the Series A Cumulative Perpetual Preferred Stock will be contained in a certificate of designations adopted by our board of directors. The certificate of designations will be filed as an exhibit to a Current Report on Form 8-K after the date of this prospectus supplement.

General

Our articles of incorporation authorizes the issuance of 50,000,000 preferred shares, par value $0.001 per share.

When issued, the Series A Cumulative Perpetual Preferred Stock will constitute a single series of the preferred shares, consisting of 10,446,300 shares. The holders of the Series A Cumulative Perpetual Preferred Stock will have no preemptive rights. All of the shares of the Series A Cumulative Perpetual Preferred Stock, when issued and paid for, will be fully paid and non-assessable.

The Series A Cumulative Perpetual Preferred Stock will rank as to payment of dividends and distributions of assets upon dissolution, liquidation or winding up:

•	junior to all of our and our subsidiaries’ existing and future debt obligations;

•	junior to any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Series A Cumulative Perpetual Preferred Stock;

•	senior to our common shares and any other class or series of our capital stock, the terms of which provide that such class or series will rank junior to the Series A Cumulative Perpetual Preferred Stock either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of our company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively), which are collectively referred to as the “Junior Stock”; and

•	on a parity with any other class or series of our capital stock, the terms of which provide that such class or series will rank equally with Series A Cumulative Perpetual Preferred Stock both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of our company, which are collectively referred to as the “Parity Stock”;

in each case, whether now outstanding or to be issued in the future.

Under Nevada law, the Company may declare or pay dividends on the Series A Cumulative Perpetual Preferred Stock only to the extent by which the total assets exceed the total liabilities and so long as the Company is able to pay its debts as they become due in the usual course of its business. When the need to make these determinations arises, our board of directors will determine the amount of the total assets and total liabilities and our ability to pay our debts in accordance with Nevada law.

Dividends

General

Holders of Series A Cumulative Perpetual Preferred Stock will be entitled to receive cumulative cash dividends quarterly, when and if declared, on February 15, May 15, August 15 and November 15 of each year (or the following business day if such day is not a business day), commencing on February 15, 2009, each of which is a “dividend payment date”, on each share of Series A Cumulative Perpetual Preferred Stock at a per annum rate of 10% on (i) the amount of $100 per share of Series A Cumulative Perpetual Preferred Stock and (ii) the amount of accrued and unpaid dividends (including dividends thereon at a per annum rate of 10% to the date of payment) on such share of Series A Cumulative Perpetual Preferred Stock, if any (giving effect to (A) any dividends paid through the dividend payment date that begins such dividend period (other than the initial dividend period) and (B) any dividends paid during such dividend period). Dividends on the Series A Cumulative Perpetual

Preferred Stock will begin to accrue and be cumulative from the original issuance date, will compound on each dividend payment date and will be payable in arrears.

Dividends accrued on the Series A Cumulative Perpetual Preferred Stock in respect of any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends accrued on the Series A Cumulative Perpetual Preferred Stock on any date prior to the end of a dividend period, and for the initial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

A dividend period is the period ending on the day before a dividend payment date and beginning on the preceding dividend payment date or, if none, the original date of issuance of the Series A Cumulative Perpetual Preferred Stock. Dividends payable in respect of a dividend period will be payable in arrears on the first dividend payment date after such dividend period. Dividends that are payable on Series A Cumulative Perpetual Preferred Stock will be payable to holders of record of Series A Cumulative Perpetual Preferred Stock as they appear on the stock register on the applicable record date, which shall be the 15th calendar day before such dividend payment date (as originally scheduled) or such other record date fixed by our board of directors (or another duly authorized committee of our board of directors) that is not more than 60 nor less than 10 days prior to such dividend payment date.

There is no sinking fund with respect to dividends.

Payment Restrictions

Unless all accrued, cumulated and unpaid dividends on the Series A Cumulative Perpetual Preferred Stock for all past quarterly dividend periods shall have been paid in full (or declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series A Cumulative Perpetual Preferred Stock on the applicable record date), we will not:

•	declare or pay any dividend on any Parity Stock or Junior Stock, unless it is paid in the form of Junior Stock; or

•	redeem, purchase, or otherwise acquire any Junior Stock or Parity Stock, directly or indirectly, unless it is other than as a result of a reclassification of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock or of one share of Parity Stock for or into another share of Parity Stock (with the same or lesser per share liquidation amount) or Junior Stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any dividend payment date (or, in the case of Parity Stock having dividend payment dates different from the dividend payment dates, on a dividend payment date falling within a dividend period related to such dividend payment date) in full upon the Series A Cumulative Perpetual Preferred Stock and any shares of Parity Stock, all dividends declared on the Series A Cumulative Perpetual Preferred Stock and all such Parity Stock and payable on such dividend payment date (or, in the case of Parity Stock having dividend payment dates different from the dividend payment dates, on a dividend payment date falling within the dividend period related to such dividend payment date) will be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the Series A Cumulative Perpetual Preferred Stock (including, if applicable, dividends on such amount) and all Parity Stock payable on such dividend payment date (or, in the case of Parity Stock having dividend payment dates different from the dividend payment dates, on a dividend payment date falling within the dividend period related to such dividend payment date) bear to each other.

If all or a portion of the dividends payable on any series of our preferred stock by its terms are not permitted to be paid in cash and are required to be paid in the form of additional shares of such series of preferred stock or an increase in the liquidation preference of such series of preferred stock, that amount of dividends paid on such series of preferred stock in the form of additional shares or an increase in the liquidation preference of such series of preferred stock shall be considered paid for purposes of the payment restrictions and pro rata payment requirements set forth above.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by our board of directors (or another duly authorized committee of our board of directors) may be declared and paid on any securities, including Junior Stock, from time to time out of any funds legally available for such payment, and the Series A Cumulative Perpetual Preferred Stock shall not be entitled to participate in any such dividends.

Redemption

Holders of Series A Cumulative Perpetual Preferred Stock will not have any right to require us to redeem any shares of Series A Cumulative Perpetual Preferred Stock.

Prior to November 15, 2011, we may not redeem any shares of Series A Cumulative Perpetual Preferred Stock. On or after November 15, 2011, we may, at our option, redeem, in whole at any time or in part from time to time, the shares of Series A Cumulative Perpetual Preferred Stock at the time outstanding, at a redemption price equal to the sum of (i) $110 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable, dividends on such amount), whether or not declared, to the redemption date. However, the minimum number of shares of Series A Cumulative Perpetual Preferred Stock that we may redeem at any time is the lesser of (i) 1,000,000 shares of Series A Cumulative Perpetual Preferred Stock and (ii) the number of shares of Series A Cumulative Perpetual Preferred Stock outstanding.

The redemption price for any shares of Series A Cumulative Perpetual Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent. Any accrued but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date.

Notice of every redemption of shares of Series A Cumulative Perpetual Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books, on not less than 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series A Cumulative Perpetual Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A Cumulative Perpetual Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A Cumulative Perpetual Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

In case of any redemption of part of the shares of Series A Cumulative Perpetual Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as we may determine to be fair and equitable. We have full power and authority to prescribe the terms and conditions upon which shares of Series A Cumulative Perpetual Preferred Stock shall be redeemed from time to time.

Conversion

Holders of Series A Cumulative Perpetual Preferred Stock shares have no right to exchange or convert such shares into any other securities.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up, subject to the rights of holders of any shares of the capital stock then outstanding ranking senior to or pari passu with the Series A Cumulative Perpetual Preferred Stock in respect of distributions upon our liquidation, dissolution or winding up, the holders of the Series A Cumulative Perpetual Preferred Stock then outstanding will be entitled to receive before any distribution or payment is made on any shares of the capital stock ranking junior as to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or the winding up of our affairs, payment in full in the amount of (i) $100 per share; and (ii) the accrued and unpaid dividends thereon (including, if applicable, dividends on such amount), whether or not declared, to the date of payment.

For the purpose of the immediately preceding paragraph, none of the following will constitute or be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the affairs:

•	the sale, transfer, lease or conveyance of all or substantially all of the property or business;

•	our consolidation or merger with or into any other person; or

•	the consolidation or merger of any other person with or into us.

In the event our assets available for distribution to the holders of the preferred shares, including the Series A Cumulative Perpetual Preferred Stock, upon our liquidation, dissolution or winding up, whether voluntary or involuntary, are insufficient to pay in full all amounts to which such holders are entitled, the holders of the Series A Cumulative Perpetual Preferred Stock and the holders of the securities ranking pari passu with the Series A Cumulative Perpetual Preferred Stock as to distribution of our assets upon such liquidation, dissolution or winding up, will share ratably in any distribution of the assets based upon the proportion of the full respective liquidation preference of each such series, including an amount equal to any accrued and unpaid dividends, to the aggregate liquidation preference, including an amount equal to any accrued but unpaid dividends, for all outstanding shares for each series.

After the payment to the holders of the Series A Cumulative Perpetual Preferred Stock of the full preferential amounts provided for above, the holders of the Series A Cumulative Perpetual Preferred Stock will have no right or claim to any of the remaining assets.

Voting Rights

The holders of Series A Cumulative Perpetual Preferred Stock shall not have any voting rights except as required by applicable Nevada laws, the certificate of designations and as described below.

So long as any shares of Series A Cumulative Perpetual Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Cumulative Perpetual Preferred Stock and any Parity Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•	any amendment or alteration of our articles of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of our capital stock ranking senior to the Series A Cumulative Perpetual Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

•	any amendment, alteration or repeal of any provision of our articles of incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series A Cumulative Perpetual Preferred Stock taken as a whole; provided, however, that no amendment, alteration or repeal shall be made that has a disproportionate effect on any holder of Series A Cumulative Perpetual Preferred Stock without the consent of such holder; or

•	any consummation of a binding share exchange or reclassification involving the Series A Cumulative Perpetual Preferred Stock, or of our merger or consolidation with another corporation or other entity, unless in each case (x) the shares of Series A Cumulative Perpetual Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Cumulative Perpetual Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that any increase in the amount of the authorized preferred stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock ranking equally with and/or junior to the Series A Cumulative Perpetual Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon our liquidation, dissolution or winding up will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Cumulative Perpetual Preferred Stock.

In addition to any other vote or consent of stockholders required by law or by our articles of incorporation, so long as at least 1,000,000 shares of Series A Cumulative Perpetual Preferred Stock are outstanding, the vote or consent of the holders of at least a majority of the shares of Series A Cumulative Perpetual Preferred Stock at the time outstanding, voting in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•	any amendment or alteration of our articles of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of our capital stock, or the issuance of any shares of any class or series of our capital stock, in each case, ranking senior to the Series A Cumulative Perpetual Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on our liquidation, dissolution or winding up;

•	any amendment, alteration or repeal of any provision of our articles of incorporation so as to affect or change the rights, preferences, privileges or voting powers of the Series A Cumulative Perpetual Preferred Stock so as not to be substantially similar to those in effect immediately prior to such amendment, alteration or repeal; or

•	any consummation of a binding share exchange or reclassification involving the Series A Cumulative Perpetual Preferred Stock, or of our merger or consolidation with another corporation or other entity, unless in each case (x) the shares of Series A Cumulative Perpetual Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as are substantially similar to the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series A Cumulative Perpetual Preferred Stock immediately prior to such consummation;

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock ranking equally with and/or junior to the Series A Cumulative Perpetual Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Cumulative Perpetual Preferred Stock.

No vote or consent of the holders of Series A Cumulative Perpetual Preferred Stock shall be required as set forth in the preceding two paragraphs if, at or prior to the time when any such vote or consent would otherwise be required, all outstanding shares of Series A Cumulative Perpetual Preferred Stock (or, in the case of a vote or consent related to any share exchanges, reclassifications, mergers and consolidations, more than 9,000,000 shares of Series A Cumulative Perpetual Preferred Stock ) shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption.

Election of Directors

If and whenever an amount equal to six full quarterly dividends, whether or not consecutive, payable on any class or series of our preferred stock, including the Series A Cumulative Perpetual Preferred Stock , are not paid or otherwise declared and set aside for payment, the holders of the Series A Cumulative Perpetual Preferred Stock and our preferred stock with similar rights to elect directors in the event dividends are not paid or otherwise set side for payment that have also been triggered as a result of the our failure to pay dividends on our preferred stock (the “Voting Preferred”), voting as a single class shall be entitled to increase the authorized number of directors on our board of directors by two and elect such two additional directors to our board of directors at the next annual meeting or special meeting. Not later than 40 days after the entitlement arises our board of directors will convene a special meeting of the holders of the Voting Preferred for the purpose of electing the additional two directors. If our board of directors fails to convene such meeting within such 40-day period, then holders of 10% of the outstanding shares of the Voting Preferred, taken as single class, may call the meeting. If all accrued, cumulated and unpaid dividends in default on our preferred stock have been paid in full or declared and set apart for payment, the holders of the Voting Preferred will no longer have the right to vote on directors and the term of office of each director so elected will terminate immediately and the authorized number of our directors will, without further action, be reduced accordingly.

Transfer Agent, Registrar and Paying Agent

American Stock Transfer and Trust Company will act as transfer agent, registrar and paying agent for the payment of dividends for the Series A Cumulative Perpetual Preferred Stock.

Title

To the fullest extent permitted by applicable law, we and the transfer agent for the Series A Cumulative Perpetual Preferred Stock may deem and treat the record holder of any share of Series A Cumulative Perpetual Preferred Stock as the true and lawful owner thereof for all purposes, and neither we nor such transfer agent shall be affected by any notice to the contrary.

Book-Entry, Delivery and Form

The Depository Trust Company will act as securities depositary for the Series A Cumulative Perpetual Preferred Stock. The Series A Cumulative Perpetual Preferred Stock will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of shares of

Series A Cumulative Perpetual Preferred Stock, will be issued and deposited with or on behalf of the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer beneficial interests in the Series A Cumulative Perpetual Preferred Stock so long as the Series A Cumulative Perpetual Preferred Stock is represented by global security certificates.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thus eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., collectively referred to as participants. Access to the depositary system is also available to others, including securities brokers and dealers, bank and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant, collectively referred to as indirect participants. The rules applicable to the depositary and its participants are on file with the SEC.

Except as otherwise required by applicable law, no shares of the Series A Cumulative Perpetual Preferred Stock represented by global security certificates may be exchanged in whole or in part for the Series A Cumulative Perpetual Preferred Stock registered, and no transfer of global security certificates will be made in whole or in part for the Series A Cumulative Perpetual Preferred Stock registered, and no transfer of global security certificates in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary, unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for the global security certificates and we do not appoint a qualified replacement within 90 days; (ii) the depositary has ceased to be qualified to act as such and we do not appoint a qualified replacement within 90 days; or (iii) we decide to discontinue the use of book-entry transfer through the depositary (or any successor depositary). All of the Series A Cumulative Perpetual Preferred Stock represented by one or more global security certificates or any portion of them will be registered in those names as the depositary may direct.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or that nominee will be considered the sole owner and holder of the global security certificates and all of the Series A Cumulative Perpetual Preferred Stock represented by those certificates for all purposes under the Series A Cumulative Perpetual Preferred Stock. Notwithstanding the foregoing, nothing herein shall prevent us or any of our agents or the registrar or any of its agents from giving effect to any written certification, proxy or other authorization furnished by the depositary or impair, as between the depositary and its members or participants, the operation of customary practices of the depositary governing the exercise of the rights of a holder of a beneficial interest in any global security certificates. The depositary or any nominee of the depositary may grant proxies or otherwise authorize any person to take any action that the depositary or such nominee is entitled to take pursuant to the Series A Cumulative Perpetual Preferred Stock, the certificate of designations, which contains the terms of the Series A Cumulative Perpetual Preferred Stock, or our articles of incorporation.

Except in the limited circumstances referred to above or as otherwise required by applicable law, owners of beneficial interests in global security certificates will not be entitled to have the global security certificates or the Series A Cumulative Perpetual Preferred Stock represented by those certificates registered in their names, will not receive or be entitled to receive physical delivery of the Series A Cumulative Perpetual Preferred Stock certificates in exchange and will not be considered to be owners or holders of the global security certificates or any of the Series A Cumulative Perpetual Preferred Stock represented by those certificates for any purpose under the Series A Cumulative Perpetual Preferred Stock. All payments on the Series A Cumulative Perpetual Preferred Stock represented by the global security certificates and all related transfers and deliveries of common shares will be made to the depositary or its nominee as their holder.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee, including Euroclear Bank S.A./N.V., as the operator of the Euroclear System, and Clearstream Banking, société anonyme. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee with respect to participants’ interests or by the participant with respect to interests of persons held by the participants on their behalf.

Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

Neither we nor any of the agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to those beneficial ownership interests.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

Replacement of Series A Cumulative Perpetual Preferred Stock Certificates

We will replace any mutilated certificate at the holder’s expense upon surrender of that certificate to us. We will replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to us of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that we may reasonably require.

DESCRIPTION OF WARRANTS

General

The warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between us and U.S. Bank National Association, as the warrant agent. The following summary of certain provisions of the warrant agreement, including the definitions therein of certain terms used below, does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement and the warrant certificate attached thereto, the forms of which have been filed as exhibits to the registration statement of which this prospectus supplement is a part.

Each warrant, when exercised, will entitle the holder thereof to receive fully paid and non-assessable shares of our common stock (the “Warrant Shares”) at an exercise price equal to $6.00 per share (the “Exercise Price”). The Exercise Price and the number of shares of common stock received upon exercise are both subject to adjustment in certain cases referred to below. The warrants issued with respect to the Series A Cumulative Perpetual Preferred Stock will entitle the holders thereof to purchase, collectively, approximately 174,105,348 Warrant Shares, or approximately 47.6% of the outstanding shares of our common stock on a fully-diluted basis before giving effect to the offerings and the related transactions.

The warrants will be exercisable at any time after the date of issuance, but in no event later than 5:00 p.m., New York City time, on November 16, 2013. The exercise and transfer of the warrants will be subject to applicable federal and state securities laws.

The warrants may be exercised by (i) surrendering to the Company the warrant certificates evidencing the warrants to be exercised together with the accompanying form of election to purchase Warrant Shares, properly completed and executed, and (ii) tendering payment to the Company of the aggregate Exercise Price by, at the option of the holder exercising the warrants, either:

•	paying an amount in cash equal to the aggregate Exercise Price by wire transfer or by certified or official bank check payable to the Company’s order (the “Cash Exercise Option”);

•	tendering shares of Series A Cumulative Perpetual Preferred Stock having an aggregate liquidation preference, plus, without duplication, accumulated and unpaid dividends through the last scheduled dividend payment date (whether or not declared), at the time of tender equal to the Exercise Price (the “Preferred Exercise Option”); or

•	having the Company withhold, from the shares of common stock that would otherwise be delivered to the warrantholder upon such exercise, shares of common stock with a Market Value equal to the Exercise Price (the “Net Share Exercise Option”).

The “Market Value” of a share of the Company’s common stock is equal to the average of the daily VWAPs of such common stock for each day of the related observation period.

The “observation period” with respect to any warrant means the 20 consecutive trading day period beginning on and including the third trading day after the Exercise Date (as defined below) of such warrant.

The “daily VWAP” for the common stock of the Company means, for each of the 20 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page LVS.N < equity> AQR (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day, or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day as our board of directors determines in good faith using a volume-weighted method.

For purposes of determining the payment of the Exercise Price, “trading day” means a day during which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading and (ii) there is no market disruption event. If our common stock is not so listed or traded, then “trading day” means a business day.

“Market disruption event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

The date on which the holder surrenders the warrant certificates and accompanying form of election and payment of the aggregate Exercise Price will be the “Exercise Date”. The Company will deliver, or cause to be delivered, to or to the written order of such warrantholder, stock certificates representing the number of Warrant Shares to which such warrantholder is entitled, (i) in the case of the Cash Exercise Option or the Preferred Exercise Option, on the third business day following the Exercise Date, and (ii) in the case of the Net Share Exercise Option, on the third scheduled trading business day immediately following the last day of the applicable observation period in the event the holder elects the Net Share Exercise Option. If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of unexercised warrants.

No fractional Warrant Shares will be issued upon exercise of the warrants. In lieu of such fractional shares otherwise issuable upon exercise of the warrants, the Company may either (i) round the number of Warrant Shares to be issued upon exercise up to the nearest whole number of Warrant Shares or (ii) deliver an amount in cash equal to the same fraction of the closing price per share of common stock on the Exercise Date.

Warrantholders (in their capacities as such) will not have the right to vote on matters submitted to stockholders of the Company, to receive dividends in respect of the Company’s capital stock or to share in the Company’s assets in the event of the Company’s liquidation, dissolution or winding up. In the event a bankruptcy or reorganization is commenced by or against the Company, a bankruptcy court may hold that unexercised warrants are executory contracts that may be subject to rejection by the Company with approval of the bankruptcy court, and the warrantholders may, even if sufficient funds are available, receive nothing or a lesser amount than that to which they would otherwise be entitled as a result of any such bankruptcy case if they had exercised their warrants prior to the commencement of any such case.

In the event of a taxable distribution to holders of the Company’s common stock that results in an adjustment to the number of Warrant Shares or other consideration for which a warrant may be exercised, warrantholders may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. See “Certain U.S. Federal Income Tax Consequences — Summary of Tax Consequences with Respect to the Warrants — U.S. Holders — Adjustments to the Conversion Rate”.

The Warrant Agreement governing the warrants to be issued in this offering provides that the warrants are not exercisable such that the warrant holder would become the holder of 5.0% or more of our outstanding common stock unless such warrant holder either (i) is an institutional investor under the gaming regulations of the Commonwealth of Pennsylvania or (ii)  has complied with any license requirements, or obtained a waiver from the licensing requirements, under the State of Pennsylvania.

Adjustments

The number of Warrant Shares purchasable upon exercise of warrants and the Exercise Price both will be subject to adjustment in certain events, including:

(a) the payment by us of dividends (and other distributions) on our common stock payable in common stock;

(b) subdivisions, combinations and reclassifications of our common stock or capital reorganizations of the Company;

(c) the issuance of common stock, or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of common stock, to all holders of our common stock without consideration or at a consideration per share (or having a conversion price per share) that is less than 95% of the current market price per share (as defined in the Warrant Agreement) of our common stock;

(d) in the event of any pro rata repurchase of our common stock by us or any of our affiliates;

(e) certain mergers, consolidations and stock and asset dispositions; and

(f) distributions on our common stock of assets (including cash), debt securities, preferred stock or any warrants or other rights to purchase any such securities (excluding those warrants and other rights referred to in clause (c) above).

In the case of certain mergers, consolidations and dispositions, each warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities, cash or property to which such holder would have been entitled as a result of such merger, consolidation or disposition had the warrant been exercised immediately prior thereto.

In no circumstances would the Company be able to complete any adjustment should the adjustment cause the number of common shares issued and outstanding upon completion of the adjustment to be in excess of the number of authorized shares of the Company.

Notwithstanding anything to the contrary, the aggregate number of Warrant Shares issuable in connection with the exercise of the Warrants issued under the Warrant Agreement shall not exceed 174,105,348 (the “Share Cap”). Subject to the preceding paragraph, the Share Cap shall be adjusted in the same manner and at the same time as the number of Warrant Shares issuable upon exercise of each Warrant.

Warrants Issued to the Adelson Holder With Respect to the Series A Cumulative Perpetual Preferred Stock

The warrants issued to the Adelson Holder with respect to the Series A Cumulative Perpetual Preferred Stock will have identical terms as the warrants issued to the public with respect to the Series A Cumulative Perpetual Preferred Stock except that the warrants issued to the Adelson Holder will not be exercisable until all necessary approvals have been obtained, including listing of the common stock issuable upon exercise of the warrants on the New York Stock Exchange, and until stockholder approval of the issuance of common stock upon exercise of the warrants is effective.

MANDATORY REDEMPTION AND OWNERSHIP LIMITATIONS

Notwithstanding any other provision in the certificate of incorporation, certificate of designations, and or warrant agreement, if any gaming authority requires that a holder or beneficial owner of the common stock, Series A Cumulative Perpetual Preferred Stock, or warrants must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Company or any of its subsidiaries under any applicable gaming laws, and the holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by the gaming authority (or within such period that may be required by such gaming authority) or if such holder or beneficial owner is denied such license or qualification or found not to be suitable, the Company shall have the right, at its option, (1) to require such holder or beneficial owner to dispose of such holder’s or beneficial owner’s securities within 30 days of receipt of such finding by the applicable gaming authority (or such time as may be required by the applicable gaming authority) or (2) to call for redemption the securities of such holder or beneficial owner at a redemption price equal to (i) the lesser of (a) the price at which such holder or beneficial owner acquired the securities or (b) the fair market value of the securities as determined in good faith by the board of directors of the Company, together with, in each case, accrued and unpaid dividends to the earlier of the date of redemption or such earlier date as may be required by the gaming authority or the date of the finding of unsuitability by such gaming authority if so ordered by such gaming authority or (ii) such other price as may be ordered by the gaming authority. Immediately upon a determination that a holder or beneficial owner will not be licensed, qualified or found suitable, the holder or beneficial owner will have no further rights (a) to exercise any right conferred by the securities, directly or indirectly, through any trustee, nominee or any other person or (b) to receive any interest or other distribution or payment with respect to the securities except the redemption price of the securities described in this paragraph; provided, however, such holder or beneficial holder may, to the extent permitted by such gaming authority, transfer the securities to any unaffiliated third party, who shall then be entitled to exercise all rights of a holder or beneficial holder under the securities. Under the certificate of designations/warrant agreement, the Company is not required to pay or reimburse any holder of securities or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses will, therefore, be the obligation of such holder or beneficial owner. See “Business — Regulation and Licensing” in our Annual Report on Form 10-K incorporated by reference in this prospectus supplement.

“Gaming authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Macau Gaming Authorities, the Pennsylvania Gaming Control Board, the Singapore Casino Regulatory Authority and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its subsidiaries.

AGREEMENTS RELATED TO CONCURRENT OFFERING OF SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK AND WARRANTS

Note Conversion and Securities Purchase Agreement

Concurrently with the offering of the Series A Cumulative Perpetual Preferred Stock and warrants to the public, we entered into a Note Conversion and Securities Purchase Agreement with Dr. Adelson pursuant to which Dr. Adelson has agreed to convert the convertible senior notes into approximately 86,363,636 shares of our common stock at a conversion price of $5.50 per share, and Dr. Adelson has agreed to purchase from us, pursuant to this prospectus supplement and the accompanying prospectus, 5,250,000 shares of the 10% Series A Cumulative Perpetual Preferred Stock and warrants to purchase up to 87,500,175 shares of our common stock for $525.0 million in cash. We expect to amend the Note Conversion and Securities Purchase Agreement to provide for the conversion of the convertible senior notes concurrently with the closing of the offerings.

The warrants to be issued to Dr. Adelson will not be exercisable until all necessary approvals have been obtained (the “Approvals”), including listing of the shares of our common stock issuable upon exercise of such warrants on the New York Stock Exchange, and until the stockholder approval of the issuance of shares of our common stock upon exercise of such warrants is effective. Stockholders holding approximately 68.9% of our outstanding common stock are expected to approve the issuance of shares of our common stock upon exercise of such warrants prior to the completion of the offerings (the “Stockholder Action”). The Stockholder Action will not be effective until 20 days after the Company mails to all of its stockholders an information statement on Schedule 14C under the Securities Exchange Act of 1934 (the “Information Statement”) regarding the Stockholder Action. Pursuant to the Note Conversion and Securities Purchase Agreement, the Company will prepare, file with the Securities and Exchange Commission and mail to its stockholders the Information Statement. If the Company does not obtain all required Approvals within 120 days of the date of the agreement, thereafter and until the Company receives all required Approvals, a fee will accrue based on a rate of 2.00% per annum on the aggregate liquidation preference in respect of the Series A Cumulative Perpetual Preferred Stock then held directly or beneficially by Dr. Adelson, Mr. Adelson, or any Related Party of Mr. Adelson (provided, that in the event that any such holder only holds warrants (or common stock for which the warrants have been exercised) at the time of such default, the applicable fee shall be determined as described above as though such holder then holds such amount of Series A Cumulative Perpetual Preferred Stock as was originally issued to Dr. Adelson in proportion to the amount of warrants (or the amount of warrants the exercise of which yielded the common stock) then actually held by such holder).

The Note Conversion and Securities Purchase Agreement contains customary representations, warranties and covenants for investments of this type. The closing of the purchase of the Series A Cumulative Perpetual Preferred Stock and warrants will be subject to customary conditions to closing, including the satisfaction of all of the conditions relating to the sale of the Series A Cumulative Perpetual Preferred Stock and warrants contained in the Underwriting Agreement (other than the consummation of the sale of the Series A Cumulative Perpetual Preferred Stock pursuant to the Note Conversion and Securities Purchase Agreement). Mr. Adelson, Dr. Adelson and certain entities related thereto have waived their preemptive rights in connection with the offerings of the Series A Cumulative Perpetual Preferred Stock and warrants and common stock.

Amended and Restated Registration Rights Agreement

In connection with the Note Conversion and Securities Purchase Agreement, we will amend and restate the registration rights agreement originally dated December 20, 2004 and previously amended and restated on September 30, 2008 (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement, the purchaser of the Series A Cumulative Perpetual Preferred Stock and warrants related thereto will be granted the same registration rights with respect to the Series A Cumulative Perpetual Preferred Stock and warrants related thereto and the shares of our common stock issuable upon exercise of the warrants and conversion of the senior convertible notes as the registration rights previously granted (such persons, together with the purchaser of the Series A Cumulative Perpetual Preferred Stock, the “Adelson Holders”).

Under the Amended and Restated Registration Rights Agreement, subject to certain conditions, the Adelson Holders have demand and Form S-3 registration rights with respect to sales of the Series A Cumulative Perpetual Preferred Stock and warrants, as well as with respect to shares of our common stock (collectively, the “Registrable Securities”). The Adelson Holders and the other parties to the agreement also have certain piggyback registration rights with respect to sales of our common stock. In addition to the grant of registration rights, if the Company fails to comply with its obligations to file a registration statement in respect of the Registrable Securities within 90 days of a registration request by the Adelson Holders, fails to cause such registration statement to be declared effective by the SEC within 120 days of a registration request, or such a registration statement ceases to be effective or otherwise usable for a specified period of time (each, a “Registration Default”), then the Company will pay liquidated damages to the Adelson Holders holding the Registrable Securities equal to (i) one-half of one percent (50 basis points) per annum on the aggregate liquidation preference in respect of the Series A Cumulative Perpetual Preferred Stock constituting Transfer Restricted Securities then held directly or beneficially by the Adelson Purchaser or another Adelson Holder for the period up to and including the 90th day during which such Registration Default has occurred and is continuing; and (ii) one percent (100 basis points) per annum on the liquidation preference in respect of the Series A Cumulative Perpetual Preferred Stock constituting Transfer Restricted Securities then held directly or beneficially by the Adelson Purchaser or another Adelson Holder for the period including and subsequent to the 91st day during which such Registration Default has occurred and is continuing; provided, however, that in the event that any such holder only holds warrants (or common stock for which the warrants have been exercised) at the time of such Registration Default, Liquidated Damages shall be determined in accordance with the foregoing clauses (i) or (ii), as the case may be, as though such holder then holds such amount of Series A Cumulative Perpetual Preferred Stock constituting Transfer Restricted Securities as was issued pursuant to the Note Conversion and Securities Purchase Agreement in proportion to the amount of warrants (or the amount of warrants the exercise of which yielded the common stock) then actually held by such holder.

UNDERWRITING

The company and the underwriter named below have entered into an underwriting agreement with respect to the units and shares of common stock being offered to the public. Each unit consists of one share of our Series A Cumulative Perpetual Preferred Shares and one warrant to purchase up to 16.6667 shares of our common stock. Units will not be issued or certificated, and the shares of Series A Cumulative Perpetual Preferred Stock and warrants are immediately separable and will be issued separately. Subject to certain conditions, the underwriter has agreed to purchase the number of units and shares of common stock indicated in the following table.

		Shares of
Underwriter	Number of Units	Common Stock

Goldman, Sachs & Co.	5,196,300	181,818,182
Total	5,196,300	181,818,182

The underwriter is committed to take and pay for all of the units and shares of common stock being offered, if any are taken, other than the shares of common stock covered by the option described below unless and until the option is exercised.

If the underwriter sells more shares of common stock than the total number set forth in the table above, the underwriter has an option to buy up to an additional 18,181,818 shares of common stock from the company to cover such sales. It may exercise this option for 30 days. If any shares of common stock are purchased pursuant to this option, the underwriter will purchase shares of common stock in approximately the same proportion as set forth in the table above.

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriter by the company.

Per Unit	$3.00
Total	$15,588,900.00

Units sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any units sold by the underwriter to securities dealers may be sold at a discount of up to $1.80 per unit from the public offering price. If all the units are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. The offering of the units by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The following table shows the per common share and total underwriting discounts and commissions to be paid to the underwriter by the company. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase 18,181,818 additional shares of common stock.

	No Exercise	Full Exercise

Per Common Share	$0.22	$0.22
Total	$40,000,000.04	$44,000,000.00

Shares of common stock sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any shares of common stock sold by the underwriter to securities dealers may be sold at a discount of up to $0.132 per common share from the public offering price. If all the shares of common stock are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. The offering of the shares of common stock by the underwriter are subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The company, our executive officers, directors and certain stockholders have agreed with the underwriter, subject to certain exceptions, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the company that are substantially similar to the units, preferred stock or common stock of the company, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, preferred stock or common stock or any such substantially similar securities, whether now owned or hereafter acquired; provided, that our principal stockholder and the trusts established for the benefit of our principal stockholder will only be restricted from transferring or disposing of shares of preferred stock. Each of the agreements contain certain exceptions from the restrictions on transfer and disposition, including gifts and charitable donations, and any transfers pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this prospectus supplement (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this prospectus (or issued or to be issued pursuant to employee stock option plans existing on the date of this prospectus)). The following periods apply to these agreements:

•	for our principal stockholder and the trusts established for the benefit of our principal stockholder and/or his family, from the date of the prospectus continuing through the first anniversary of the date of this prospectus; and

•	for the company, our executive officers and the members of our board of directors (other than our principal stockholder), from the date of the prospectus continuing through the date that is 90 days after the date of this prospectus;

in each case, except with the prior written consent of Goldman, Sachs & Co. Goldman, Sachs & Co. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

In connection with the offerings, the underwriter may purchase and sell units, preferred stock or common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriter of a greater number of securities than it is required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional securities from the company in the offering. The underwriter may close out any covered short position by either exercising its option to purchase additional securities or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase additional securities pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriter must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of securities made by the underwriter in the open market prior to the completion of the offerings.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the company’s securities, and together with the imposition of a penalty bid, may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

The company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the company or borrowed from the company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $750,000.

The company has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass upon certain legal matters for us. Lionel Sawyer & Collins Ltd., Las Vegas, Nevada, will pass upon the validity of the preferred stock, common stock and warrants offered by this prospectus for us and certain legal matters with respect to Nevada corporate law. Latham & Watkins LLP, New York, New York, will pass upon certain legal matters for the Underwriter.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Purchase Contracts

Units

This prospectus contains a general description of securities that may be offered for sale from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

The securities will be issued by Las Vegas Sands Corp. The common stock of Las Vegas Sands Corp. is listed on the New York Stock Exchange under the trading symbol “LVS.”

Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page 5 of this prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Neither the Nevada State Gaming Control Board, the Nevada Gaming Commission nor any other gaming regulatory agency has passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus or the investment merits of the securities offered hereby. Any representation to the contrary in unlawful.

The date of this prospectus is November 6, 2008.

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referenced under the heading “Where You Can Find More Information” for information on Las Vegas Sands Corp. and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement that Las Vegas Sands Corp. has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell from time to time, any of the following securities, in one or more series:

•	debt securities,

•	preferred stock,

•	common stock,

•	depositary shares,

•	warrants,

•	purchase contracts and

•	units.

As described under the heading “Plan of Distribution,” certain third parties may also offer securities from time to time. The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. Securities may be sold to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters and the net proceeds to us.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

As used in this prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “Las Vegas Sands” or “the Company” refer to Las Vegas Sands Corp., a Nevada corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.” You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You may also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about Las Vegas Sands at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007 (filed February 29, 2008), including portions of our Proxy Statement for the 2008 annual meeting of stockholders (filed April 29, 2008) to the extent specifically incorporated by reference therein;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008 (filed May 9, 2008) and the quarter ended June 30, 2008 (filed August 11, 2008);

•	Our Current Reports on Form 8-K filed on January 4, 2008, January 16, 2008, February 15, 2008, March 6, 2008, March 31, 2008, April 24, 2008, April 28, 2008, April 30, 2008 (only with respect to Item 5.02), July 30, 2008 (only with respect to Item 5.02), October 1, 2008 (other than with respect to Item 7.01), November 3, 2008 and November 6, 2008 (other than any portion of such filings that are furnished under applicable SEC rules rather than filed); and

•	The description of the common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 8, 2004, and any amendment or report filed for the purpose of updating any such description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.lasvegassands.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Las Vegas Sands at the following address:

Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: Investor Relations
Telephone: (702) 414-1000

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, the prospectus supplement, any free writing prospectus that we authorize or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should assume that the information in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. Words such as “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to our Company or its management, are intended to identify forward-looking statements. Although we believe that these forward-looking statements are reasonable, we cannot assure you that any forward-looking statements will prove to be correct. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

These factors include, among others, those discussed under “Risk Factors” or otherwise discussed in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and in our other filings made from time to time with the SEC after the date of the registration statement of which this prospectus is a part. These factors also include the risks associated with:

•	general economic and business conditions which may impact levels of disposable income, consumer spending and pricing of hotel rooms;

•	our ability to obtain sufficient funding for our current and future developments, including our Cotai Strip developments;

•	the uncertainty of tourist behavior related to spending and vacationing at casino-resorts in Las Vegas, Macao, Singapore and Pennsylvania;

•	potential visa restrictions limiting the number of visits and the length of stay for visitors from mainland China to our Macao properties;

•	our dependence upon properties in Las Vegas and Macao for all of our cash flow;

•	new developments, construction and ventures, including The Venetian Macao and other Cotai Strip developments, Marina Bay Sands, Sands Bethlehem and the Las Vegas condominiums;

•	the passage of new legislation and receipt of governmental approvals for our proposed developments in Nevada, Macao, Pennsylvania, Singapore and other jurisdictions where we operate or are planning to operate;

•	our substantial leverage, debt service and debt covenant compliance (including sensitivity to fluctuations in interest rates and other capital markets trends);

•	our insurance coverage, including the risk that we have not obtained sufficient coverage against acts of terrorism or will only be able to obtain additional coverage at significantly increased rates;

•	disruptions or reductions in travel due to the conflicts in Iraq and Afghanistan and any future terrorist incidents;

•	outbreaks of infectious diseases, such as severe acute respiratory syndrome or avian flu, in our market areas;

•	government regulation of the casino industry, including gaming license regulation, the legalization of gaming in certain domestic jurisdictions, including Native American reservations, and regulation of gaming on the Internet;

•	increased competition and additional construction in Las Vegas, including recent and upcoming increases in hotel rooms, meeting and convention space and retail space;

•	fluctuations in the demand for all-suites rooms, occupancy rates and average daily room rates in Las Vegas;

•	the popularity of Las Vegas and Macao as convention and trade show destinations;

•	new taxes or changes to existing tax rates;

•	our ability to meet certain development deadlines in Macao and Singapore;

•	our ability to maintain our gaming subconcession in Macao;

•	the completion of infrastructure projects in Macao and Singapore;

•	increased competition and other planned construction projects in Macao and Singapore; and

•	the outcome of any ongoing future litigation.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Readers are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements after the date of this prospectus as a result of new information, future events or developments, except as required by federal securities laws.

THE COMPANY

We own and operate The Venetian Resort-Hotel-Casino, The Palazzo Resort-Hotel-Casino and the Sands Expo and Convention Center in Las Vegas, as well as the Sands Macao and The Venetian Macao Resort Hotel in the People’s Republic of China Special Administrative Region of Macao. We also own the Four Seasons Hotel Macao, the hotel and luxury serviced apartment hotel portions of which are managed by Four Seasons Hotel Inc., adjacent to The Venetian Macao Resort Hotel. We are currently constructing two additional integrated resorts: Sands Casino Resort Bethlehem in Bethlehem, Pennsylvania, and the Marina Bay Sandstm in Singapore. We are also creating the Cotai Striptm, a master-planned development of resort-casino properties in Macao. We are exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions, and in Europe.

For a description of our business, financial condition, results of operations and other important information regarding our Company, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

We are organized under the laws of Nevada. Our principal executive office is located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 414-1000.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, both of which are incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated. For the purpose of calculating the consolidated ratio of earnings to fixed charges, “earnings” represents pre-tax income plus amortization of capitalized interest and fixed charges, and less interest capitalized. “Fixed charges” consists of interest expense, whether expensed or capitalized, amortization of debt financing costs, and one-third of lease expense, which we believe is representative of the interest component of lease expense. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Six Months
	Ended
	June 30,				Year Ended December 31,
	2008		2007		2007		2006		2005		2004		2003

Ratio of earnings to fixed charges(a)	—(b	)	1.2	x	—(b	)	2.7	x	3.1	x	4.2	x	1.5	x

(a)	Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges.

(b)	Earnings were insufficient to cover fixed charges by approximately $80.1 million and $80.7 million in the six months ended June 30, 2008 and the year ended December 31, 2007, respectively.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include our construction and development projects in Las Vegas, Macao, Singapore and Pennsylvania, additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

DESCRIPTION OF THE DEBT SECURITIES

General

The following description of the terms of our senior debt securities and subordinated debt securities (together, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. Our debt securities may be issued from time to time in one or more series. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.

The senior debt securities will be issued under an indenture dated as of September 30, 2008, between us and U.S. Bank National Association, as Senior Indenture Trustee (the “senior indenture”). The subordinated debt securities will be issued under an indenture between us and U.S. Bank National Association, as Subordinated Indenture Trustee (the “subordinated indenture” and, together with the senior indenture, the “indentures”). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.” The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “— Ranking and Subordination — Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, which are incorporated by reference as exhibits or filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

The indentures do not limit the amount of debt securities that may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The prospectus supplement relating to any series of debt securities in respect to which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any, the date or dates from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•	the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities;

•	the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

•	provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, the Company’s common stock or other securities;

•	if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•	if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•	if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•	provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “— Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Our payment obligations under any series of the debt securities may be guaranteed by one or more of our subsidiaries or other persons. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.

The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Ranking and Subordination

General

The debt securities and the guarantees will effectively rank junior in right of payment to any of our or the guarantors’ current and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to a specific series of debt securities, the indentures do not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Furthermore, we are a holding company with no material business operations. Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flows of our subsidiaries and the distribution or other payment to us of such earnings or cash flows. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Ranking of Debt Securities

The senior debt securities described in this prospectus will be unsecured, senior obligations of Las Vegas Sands Corp. and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantors. The subordinated debt securities will be unsecured, subordinated obligations and the any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to each guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, in each case, that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected thereby.

Consolidation, Merger, Conveyance or Transfer on Certain Terms

Except as described in the applicable prospectus supplement relating to such debt securities, our Company will not consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

(1) the entity formed by such consolidation or into which our Company is merged or the entity that acquires by conveyance or transfer the properties and assets of our Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of

Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of our Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

(3) such transaction will not result in the loss or suspension or material impairment of any material Gaming License of the Company or its Subsidiaries;

(4) such transaction would not require any holder of debt securities (other than any person acquiring the Company or its assets and any affiliate thereof) to obtain a Gaming License or be qualified under the law of any applicable gaming jurisdiction; provided that such holder would not have been required to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transaction; and

(5) we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of our Company substantially as an entirety as set forth above, the successor person formed by such consolidation or into which our Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of our Company under the applicable indenture with the same effect as if such successor had been named as our Company in the applicable indenture. In the event of any such conveyance or transfer, our Company as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Certain Covenants

Any covenants of our Company pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving our Company.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Macau Gaming Authorities, the Pennsylvania Gaming Control Board, the Singapore Casino Regulatory Authority and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its subsidiaries.

“Gaming Laws” means the gaming laws of a jurisdiction or jurisdictions to which the Company or a Subsidiary of the Company is, or may at any time after the date of the applicable indenture be, subject, including all applicable provisions of all: (1) constitutions, treatises, statutes or laws governing gaming operations (including, without limitation, card club casinos and pari-mutuel race tracks) and rules, regulations and ordinances of any Gaming Authority; (2) any governmental approval relating to any gaming business (including pari-mutuel betting) or enterprise; and (3) orders, decisions, judgments, awards and decrees of any Gaming Authority.

“Gaming Licenses” means every license, franchise or other authorization required to own, lease, operate or otherwise conduct activities of the Company or any of its subsidiaries and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as in effect on the date of the applicable indenture.

“Subsidiary” means, with respect to any person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such person, and any partnership, association, joint venture or other entity in which such person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•	the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means four primary U.S. Government securities dealers to be selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable Trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Mandatory Disposition Pursuant to Gaming Laws

Gaming Authorities in several jurisdictions extensively regulate our casino entertainment operations. The Gaming Authority of any jurisdiction in which we or any of our subsidiaries conduct or propose to conduct gaming may require that a holder of the debt securities or the beneficial owner of the debt securities of a holder be licensed, qualified or found suitable under applicable Gaming Laws. Under each indenture, each person that holds or acquires beneficial ownership of any of the debt securities shall be deemed to have agreed, by accepting such debt securities, that if any such Gaming Authority requires such person to be licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period.

Except as described in the applicable prospectus supplement relating to such series of debt securities, if a person required to apply or become licensed or qualified or be found suitable fails to do so, we will have the right, at our election, (1) to require such person to dispose of its debt securities or beneficial interest therein within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be requested or prescribed by such Gaming Authority or (2) to redeem such debt securities at a redemption price equal to the lesser of:

•	100% of the principal amount thereof;

•	the price at which such person acquired the debt securities; or

•	the fair market value of the debt securities as determined in good faith by the board of directors of the Company, together with, in each case, accrued and unpaid interest to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority, or such other price as may be ordered by the Gaming Authority. Immediately upon a determination that a holder or beneficial owner will not be licensed, qualified or found suitable, the holder or beneficial owner will have no further rights (a) to exercise any right conferred by the debt securities, directly or indirectly, through any trustee, nominee or any other person or (b) to receive any interest or other distribution or payment with respect to the debt securities except the redemption price of the debt securities described in this paragraph; provided, however, such holder or beneficial owner may, to the extent permitted by such Gaming Authority, transfer the debt securities to any unaffiliated third party, who shall then be entitled to exercise all rights of a holder or beneficial owner under the debt securities.

We will notify the Trustee in writing of any such redemption as soon as practicable. Under each indenture, we will not be required to pay or reimburse any holder of the debt securities or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to the debt securities, each indenture provides that we, at our option,

(a) will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust), or

(b) need not comply with any restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case, if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service.

In addition, we are required to deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture provides that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an “Event of Default” in respect of any series will be defined in the indentures as being any one of the following events:

•	default for 30 days in payment of any interest installment with respect to such series;

•	default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•	default for 90 days after written notice to us by the Trustee thereunder or by holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series;

•	certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs; and

•	revocation, termination, suspension or other cessation of effectiveness of any Nevada or Macau Gaming License, which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days.

Each indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture contains provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture includes a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the prospectus supplement relating to the debt securities, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of our Company’s or the guarantor’s obligations under the applicable indenture and the debt securities of any series;

(2) to add to the covenants of our Company or any guarantor, if any, or to surrender any rights or powers of our Company or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3) to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4) to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), excluding the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7) to provide any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

(10) to secure any series of debt securities;

(11) to add guarantees in respect of any series or all of the debt securities;

(12) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the TIA; and

(13) to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3) or (5) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the prospectus supplement relating to such series of debt securities, each indenture contains provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

•	change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

•	reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers; or

•	impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

In addition, the subordinated indenture will provide that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

The Trustee

U.S. Bank National Association is the Trustee under each indenture. The Trustee and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business. U.S. Bank National Association is also the trustee under the indenture governing our 6.375% senior notes due 2015.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities except that owners of beneficial interests in the debt securities will be subject to all of the provisions of the section entitled “Mandatory Disposition Pursuant to Gaming Laws.”

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF CAPITAL STOCK

The following description of the terms of our common stock and preferred stock sets forth certain general terms and provisions of our common stock and preferred stock, par value $0.001 per share, to which any prospectus supplement may relate. This section also summarizes relevant provisions of Nevada law. The following summary of the terms of our common stock and preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Nevada law and our amended and restated articles of incorporation and our amended and restated by-laws, copies of which are exhibits to the registration statement of which this prospectus forms a part.

Capital Stock

Our authorized capital stock currently consists of 1,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. As of October 28, 2008, we had 355,476,161 outstanding shares of common stock, including vested and unvested shares of restricted stock and excluding the following shares of common stock:

•	10,536,831 shares of common stock issuable upon the exercise of stock options outstanding as of October 28, 2008, with a weighted-average exercise price of $67.05 per share; and

•	14,471,899 shares of common stock reserved for future awards under our 2004 equity award plan.

As of October 28, 2008, we had no shares of preferred stock outstanding. As of October 28, 2008, there were approximately 303 holders of record of our common stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the common stock do not have any preemptive rights or cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future. Nevada gaming laws and regulations subject holders of our common stock to certain suitability requirements. See “Business — Regulation and Licensing — State of Nevada” in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference herein.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Nevada law and our articles of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.

Certain Articles of Incorporation, By-Laws and Statutory Provisions

The provisions of our amended and restated articles of incorporation and amended and restated by-laws and of the Nevada Business Corporation Act summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Limitation of Liability of Officers and Directors

Nevada law currently provides that our directors will not be personally liable to our Company or our stockholders for monetary damages for any act or omission as a director other than in the following circumstances:

•	the director breaches his fiduciary duty to our Company or our stockholders and this breach involves intentional misconduct, fraud or a knowing violation of law; or

•	our Company makes an unlawful payment of a dividend or unlawful stock purchases, redemptions or other distributions.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors. Our amended and restated articles of incorporation do not provide for such expanded liability.

Special Meetings of Stockholders

Our amended and restated articles of incorporation and amended and restated by-laws provide that special meetings of stockholders may be called only by the chairman or by a majority of the members of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

Stockholder Action; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated articles of incorporation provide that stockholders may not take action by written consent unless this action and the taking of such action by written consent have been expressly approved by the board of directors, and otherwise may only take action at duly called annual or special meetings. In addition, our amended and restated by-laws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our amended and restated by-laws. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting or 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.

Election and Removal of Directors

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. Our stockholders may only remove directors for cause. Our board of directors may elect a director to fill a vacancy created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors.

Nevada Anti-Takeover Statutes

Business Combinations Act

Under the terms of our amended and restated articles of incorporation and as permitted under Nevada law, we have elected not to be subject to Nevada’s anti-takeover law. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. With the approval of our stockholders, we may amend our articles of incorporation in the future to become governed by the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. By opting out of the Nevada anti-takeover law, third parties or existing stockholders could more easily pursue a takeover transaction that was not approved by our board of directors.

Control Shares Act

Nevada law provides that, in certain circumstances, a stockholder who acquires a controlling interest in a corporation, defined in the statute as an interest in excess of a 1/5, 1/3 or 1/2 interest, has no voting rights in the shares acquired that caused the stockholder to exceed any such threshold, unless the corporation’s other stockholders, by majority vote, grant voting rights to such shares. We may opt out of this act by amending our by-laws either before or within ten days after the relevant acquisition of shares. Presently, our amended and restated by-laws do not opt out of this act.

Gaming Requirements

Applicable Gaming Laws impose certain reporting and suitability requirements to holders of our capital stock. See “Risk Factors — Risks Associated with Our U.S. Operations — Certain beneficial owners of our voting securities may be required to file an application with, and be investigated by, the Nevada Gaming Authorities, and the Nevada Commission may restrict the ability of a beneficial owner to receive any benefit from our voting securities and may require the disposition of shares of our voting securities, if a beneficial owner is found to be unsuitable” and “— Certain beneficial owners of our voting securities may be required to file a license application with, and be investigated by, the Pennsylvania Gaming Control Board, the Pennsylvania State Police and other agencies” in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference herein.

Our amended and restated articles of incorporation provide that if the Nevada Gaming Authorities determine at any time that a holder of our stock or other securities is unsuitable to hold such securities, then until such securities are owned by persons found by the Nevada Gaming Authorities to be suitable to own them:

•	we will not be required or permitted to pay any dividend or interest with regard to these securities;

•	the holder of these securities will not be entitled to vote on any matter as the holder of the securities and these securities will not for any purposes be included in the securities entitled to vote; and

•	we will not pay any remuneration in any form to the holder of these securities.

In addition to the foregoing, our amended and restated articles of incorporation also provide that the issuance or transfer of any stock or securities in violation of applicable Gaming Laws, including Nevada Gaming Laws, will be void and that such stock or securities shall be deemed not to be issued and outstanding until:

•	we cease to be subject to the jurisdiction of the Gaming Authorities; or

•	the applicable Gaming Authorities validate the issuance or transfer or waive any defect in the issuance or transfer.

Amendment to Certain Articles of Incorporation and By-Law Provisions

Our amended and restated articles of incorporation provide that amendments to certain provisions of the articles will require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of our voting stock, namely:

•	the provisions requiring a 66 2/3% stockholder vote for removal of directors;

•	the provisions requiring a 66 2/3% stockholder vote for the amendment, repeal or adoption of our by-law provisions (described below);

•	the provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our articles of incorporation; and

•	the provisions prohibiting stockholder action by written consent except under certain circumstances.

In addition, our amended and restated articles of incorporation and amended and restated by-laws provide that our by-laws are subject to adoption, amendment or repeal either by a majority of the members of our board of directors or the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of our voting stock voting as a single class.

The 66 2/3% vote will allow the holders of a minority of our voting securities to prevent the holders of a majority or more of our voting securities from amending certain provisions of our amended and restated articles of incorporation and our amended and restated by-laws.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company. Its telephone number is (212) 936-5100.

Listing

Our common stock is listed the New York Stock Exchange under the symbol “LVS.”

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference in this prospectus. Holders of depositary shares will be subject to all of the provisions of the section entitled “Description of Capital Stock — Gaming Requirements.”

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants. Holders of warrants for debt securities will be subject to all of the provisions of the section entitled “Description of the Debt Securities — Mandatory Disposition Pursuant to Gaming Laws” and holders of warrants for capital stock will be subject to the provisions of the section entitled “Description of our Capital Stock — Gaming Requirements” related to discretionary qualification or licensing requirements and to the restrictions upon a finding of unsuitability.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of depositary share warrants, preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the offered securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of senior debt securities, subordinated debt securities, shares of common stock or preferred stock, depositary shares, government securities, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. Holders of purchase contracts for debt securities will be subject to all of the provisions of the section entitled “Description of the Debt Securities — Mandatory Disposition Pursuant to Gaming Laws” and holders of purchase contracts for capital stock will be subject to the provisions of the section entitled “Description of our Capital Stock — Gaming Requirements” related to discretionary qualification or licensing requirements and to the restrictions upon a finding of unsuitability.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. To the extent that units include debt securities, holders of the units will be subject to all of the provisions of the section entitled “Description of the Debt Securities — Mandatory Disposition Pursuant to Gaming Laws,” and to the extent that units include capital stock, holders of the units will be subject to the provisions of the section entitled “Description of our Capital Stock — Gaming Requirements” related to discretionary qualification or licensing requirements and to the restrictions upon a finding of unsuitability.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

If more than 10 percent of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority, which we refer to in this prospectus as “FINRA,” participating in the offering or by affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h). The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered debt securities, depositary shares, warrants, purchase contracts and units will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York,

New York. Certain legal matters with respect to the offered common stock and preferred stock and with respect to Nevada corporate law will be passed upon for us by Lionel Sawyer & Collins LTD, Las Vegas, Nevada.

EXPERTS

The financial statements incorporated in this prospectus by reference to Las Vegas Sands Corp.’s Current Report on Form 8-K dated November 6, 2008 and the financial statement schedule and management’s assessment on the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Las Vegas Sands Corp. for the year ended December 31, 2007 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

5,196,300 Shares of 10% Series A Cumulative Perpetual
Preferred Stock

(Liquidation Preference $100 per Preferred Share)

and Warrants to Purchase 86,605,173 Shares of Common Stock

181,818,182 Shares of Common Stock

Las Vegas Sands Corp.

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.